                      Approximately 100,320 Square Feet In
                               2994 Samuel Drive
                        Cornwells Heights, Pennsylvania


                                  *    *    *



                                     LEASE

                                    BETWEEN

                        MADONNA MANAGEMENT COMPANY, INC.
                      a Delaware corporation ("Landlord")

                                      AND

       BRIGHTPOINT NORTH AMERICA, INC., an Indiana corporation ("Tenant")


                             DATED: March 17, 1998

                     2994 Samuel Drive
             Cornwells Heights, Pennsylvania
                 SUMMARY OF LEASE TERMS


This is a summary of the terms of the Lease respecting the Premises (as further identified in Exhibit "A" to the Lease) located in Cornwells Heights, Bucks County, Pennsylvania, which is owned by Madonna Management Company, Inc., a Delaware corporation ("Landlord").


             TENANT:BRIGHTPOINT NORTH AMERICA, INC.

             GUARANTOR:Brightpoint, Inc.

             PREMISES:Approximately 100,320 Square Feet, 2994
             Samuel Drive, Cornwells Heights, Pennsylvania

             TENANT'S ADDRESS:      BRIGHTPOINT NORTH AMERICA, INC.
             6402 Corporate Drive
             Indianapolis, IN 46278

             TERM:April 16, 1998 to April 30, 2003, unless extended or sooner terminated, all as provided in the Lease.

             BASIC RENT:                 Annual          Monthly
             Time PeriodBase Rent       Base Rent
             ------------------------------------------------------


             5/1/98-4/30/00        $396,264.00     $33,022.00

             5/1/00-4/30/03        $411,312.00     $34,276.00


     Renewal Rent: The greater of Market Rent or the Base Rent at expiration of Initial Term


       RENEWAL OPTION:One term of Sixty Months

       COMMON AREA EXPENSE ALLOWANCE:  $20,064.00 ($0.20 per square foot)

       INSURANCE ALLOWANCE:            $7,022.40 ($0.07 per square foot)

       TAX ALLOWANCE:                  $38,121.60 ($0.38 per square foot)

       TENANT'S PROPORTIONATE SHARE:   46.81%

       SECURITY DEPOSIT:               $33,022


This summary is for reference purposes only and should not be relied upon as a complete and accurate statement of the terms of this Lease.

                     TABLE OF CONTENTS



BACKGROUND                                                                            1

TERMS OF AGREEMENT                                                                    1
      1.    Premises, Definitions                                                     1
            1.1                     Premises                                          1
            1.2                     Definitions                                       1
      2.    Term                                                                      1
            2.1                     Term                                              1
      2.2   Delivery of Premises; Condition of Premises                               2
            2.2.1                   Landlord's Work                                   2
            2.2.2                   No Further Obligations to Improve                 2
            2.2.3                   No Adjustment of Commencement Date                2
            2.3                     Lease Year                                        2
            2.4                     Option to Extend Lease Term                       2
                                          2.4.1 Extension Option                      2
                                          2.4.2 Exercise of Option                    3
                                          2.4.3 Rent During Extension Term            3
                                         2.4.4Payment of New Basic Rent               3
                                         2.4.5Confirmation of Change in Basic Rent    3
      3.    Rent                                                                      3
            3.1                     Basic Rent                                        3
            3.2                     Rental Adjustments                                4

                                    3.2.1 Common Area Expense Allowance; Real
                                    Estate Taxes Allowance; Insurance Allowance       4
                                    3.2.2 Adjustments for Operating Expenses and
                                    Real Estate Taxes                                 4

                                      3.2.3End of Term Adjustment                     7
              3.3               Fixed Rent; Additional Rent                           7
              3.4               Demand; Time; Late Charge                             7
         4.   Use of Premises and Common Areas                                        8
              4.1               Use of Premises                                       8
              4.2               Use of Common Areas                                   8
         5.   Assignment and Subletting                                               8
              5.1               Landlord's Prior Consent Required                     8

           5.2  Qualifications of Subtenant; Landlord's Right to
                Reacquire Premises                                                    8

                5.3No Waiver or Release                                              10
                5.4Acts Deemed an Assignment                                         10
       6.   Maintenance of the Premises                                              11
                6.1Obligations of Tenant                                             11
                     6.1.1Tenant's Maintenance                                       11
                     6.1.2Landlord's Right to Cure                                   12
                     6.1.3Surrender of Premises                                      12
                6.2Obligations of Landlord                                           12
                     6.2.1Landlord's Maintenance.                                    12
                     6.2.2No Other Services.                                         12
                6.3Notice of Defective Condition                                     12
       7.   Tenant Alterations                                                       13
                7.1Alterations                                                       13

                     7.1.1Consent of Landlord.                                       13
                     7.1.2Heavy Equipment or Fixtures                                13
                     7.1.3Utility Systems Changes                                    13
                7.2Indemnification                                                   13
                7.3Removal of Property                                               13
       8.   Signs                                                                    14
       9.   Inspection                                                               14
       10.  Insurance                                                                14
                10.1Insurance Rating                                                 14
                10.2Required Insurance; Waiver of Subrogation                        14
                10.3Insurance Certificate                                            15
            10.4  Landlord's Insurance.                                              15
       12.  Liability                                                                15
                12.1No Liability                                                     15
                12.2Indemnity                                                        16
                12.3Landlord's Indemnity                                             16
       13.  Rules and Regulations                                                    17
       14.  Damage; Condemnation                                                     17
                14.1Damage to the Premises                                           17
                14.2Condemnation                                                     18
                     14.2.1Reduction of Rent.                                        18
                     14.2.2Claims of Tenant.                                         18
       15.  Environmental Matters                                                    19
                15.1Hazardous Materials                                              19
                15.2Compliance with Environmental Laws                               19
                15.3Indemnity                                                        19
                15.4Landlord's Right to Perform                                      20
                15.5Survival                                                         20
       16.  Default of Tenant                                                        20
                16.1Events of Default                                                20
                16.2Landlord's Remedies                                              21
                     16.2.1Liquidated Damages                                        21
                     16.2.2Termination of Lease                                      22
                     16.2.3Suit for Possession/Reletting of Premises                 22
                     16.2.4Confession of Judgment                                    22
                16.3Measure of Damages                                               23
            16.4  Intentionally Omitted.                                             23
                16.5No Responsibility to Relet                                       24
                16.6Intentionally omitted.                                           24
                16.7Judicial Remedy                                                  24
                16.8Late Payment                                                     24
                16.9Right of Landlord to Cure Tenant's Default                       24
                16.10Interest on Late Payments                                       24
                16.11Ejectment and Entry of Judgment                                 24
                16.12Remedies Cumulative                                             25
                16.13No Waiver                                                       25
       17.  Holding Over                                                             25
       18.  Americans With Disabilities Act                                          26
       19.  Quiet Enjoyment                                                          26
       20.  Independent Covenants                                                    26
       21.  Miscellaneous                                                            26
                21.1Security Deposit                                                 26

<Captin>
                21.2Tenant's Financial Statements                                     27
                21.3No Representations by Landlord                                    27
                21.4No Partnership                                                    28
                21.5Brokers                                                           28
                21.6Estoppel Certificate                                              28
                21.7Waiver of Jury Trial                                              29
                21.8Notices                                                           29
                21.9Force Majeure                                                     30
            21.10 Invalidity of Particular Provisions                                 30
                21.11Gender and Number                                                30
                21.12Benefit and Burden                                               30
                21.13Subordination                                                    30
                21.14Entire Agreement                                                 31
                21.15Construction                                                     31
                21.16Governing Law                                                    31
                21.17Venue                                                            31
            21.18 INTENTIONALLY OMITTED.                                              31
            21.19 Landlord's Liability                                                31

Exhibits

Exhibit "A" - Legal Description of the Land
Exhibit "B" - Definitions
Exhibit "C" - Landlord's Work
Exhibit "D" - Rules and Regulations

                                     LEASE


     THIS LEASE ("Lease") is made this         day of March, 1998, by and
between MADONNA MANAGEMENT COMPANY, INC., a Delaware corporation, with an address at c/o TC Northeast Metro, Inc., 1810 Chapel Avenue West, Suite 220, Cherry Hill, New Jersey 08002 ("Landlord") and BRIGHTPOINT NORTH AMERICA, INC., an Indiana corporation, with an address at 6402 Corporate Drive, Indianapolis, Indiana 46278, Attention: John Sullivan and Steven Fivel, Esquire ("Tenant").


                                   BACKGROUND


     A. Landlord is the owner of certain land (the "Land"), a legal description of which is attached hereto as Exhibit "A" and made a part hereof, upon which is constructed a building known as 2994 Samuel Drive (the "Building"), consisting of approximately 214,320 rentable square feet located in Cornwells Heights, Bucks County, Pennsylvania. The Land and the Building are sometimes referred to hereinafter as the "Property."

     B. Tenant desires to lease space in the Building, and Landlord is willing to rent space in the Building to Tenant, upon and subject to the terms, conditions, covenants and agreements set forth herein.


                               TERMS OF AGREEMENT


     NOW, THEREFORE, the parties hereto, in consideration of the mutual promises herein contained, and intending to be legally bound hereby, covenant and agree as set forth below:

     1. PREMISES, DEFINITIONS.

     1.1 PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and upon and subject to the terms, conditions, covenants and agreements hereinafter provided, approximately 100,320 rentable square feet of space identified on Exhibit "A" attached hereto and made a part hereof (the "Premises"). This Lease also includes the right of Tenant, together with the other tenants of the Building to use and enjoy hallways and other Common Areas in the Building and on the Land, but includes no other rights not specifically set forth herein. Parking areas and loading docks in the area outlined and cross-hatched on Exhibit "A" shall be considered part of the Premises.

     . DEFINITIONS. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in Exhibit "B" attached hereto and made a part hereof.

     2. TERM.

     2.1 TERM. The term of this Lease (the "Term") shall be for a period equal to sixty (60) months, fifteen (15) days, commencing on April 16, 1998 (the "Commencement Date"). The Term shall expire at 11:59 p.m. on April 30, 2003 (the "Expiration Date"). The Term, without reference to any extensions or renewals, is sometimes referred to herein as the "Initial Term."

     2.2 DELIVERY OF PREMISES; CONDITION OF PREMISES.

     2.2.1 LANDLORD'S WORK. Landlord will work diligently to prepare the Premises so that the Work set forth on Exhibit "C" hereof ("Landlord's Work") is substantially complete on or before April 16, 1998; provided, however, that if Landlord is unable to substantially complete such improvements on or before April 16, 1998 or for any reason is unable to give Tenant possession of the Premises, on or before April 16, 1998, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom; provided, further, however, that the Commencement Date, the Rent Commencement Date (as hereinafter defined) and the Expiration Date shall each be extended by one (1) day for each day beyond April 16, 1998 that Landlord's Work has not been substantially completed. For purposes of this Lease, the term "substantially complete" shall mean the state of completion which will permit Tenant to reasonably and conveniently use and occupy the Premises for the conduct of its ordinary business even though minor details, decorations and mechanical adjustments remain to be completed by Landlord.

     2.2.2 NO FURTHER OBLIGATIONS TO IMPROVE. It is understood and agreed that Landlord will not make, and is under no obligation to make, any structural or other alterations, decorations, additions or improvements in or to the Premises, or otherwise to the Building, except as expressly set forth in Exhibit "C" attached hereto. Nothing in this Section 2.2.2 shall limit Landlord's obligations set forth in Section 6.2 hereof.

     2.2.3 NO ADJUSTMENT OF COMMENCEMENT DATE. It is further understood and agreed that if Tenant does not take possession of the Premises on the Commencement Date for any reason other than Landlord's failure to substantially complete Landlord's Work, then the Commencement Date shall not be extended and the obligations hereunder shall commence as of such date. If Landlord permits Tenant to take possession of the Premises prior to the Commencement Date, the Commencement Date shall not be changed and Tenant shall comply fully with all other terms and provisions of this Lease.

     2.3 LEASE YEAR. For all purposes of this Lease, the term "Lease Year" shall mean any period of twelve (12) consecutive calendar months during the Term which begins on the Commencement Date or an anniversary thereof; provided however that the first "Lease Year"shall commence on the Commencement Date and expire on December 31, 1999.

     2.4 OPTION TO EXTEND LEASE TERM.

     2.4.1 EXTENSION OPTION. Provided no Event of Default has occurred and is continuing either at the time the extension option provided herein is exercised or on the date on which the Extension Term is to commence, Tenant shall have the option to extend the Term of this Lease for an additional period of sixty (60) months(the "Extension Term"), upon the same terms, covenants and conditions contained in this Lease which were in effect during the Initial Term except that Basic Rent for the Extension Term shall be in the amount and shall be payable as specified in subsection 2.4.3 hereof. This option to extend is personal to the named Tenant and shall not apply to any assignee of Tenant.

     2.4.2 EXERCISE OF OPTION. Tenant may exercise its option to extend this Lease only by giving Landlord written notice of its intention to extend on or before May 1, 2002.

     2.4.3 RENT DURING EXTENSION TERM. If Tenant extends this Lease pursuant to subsection 2.4.2 hereof, the annual Basic Rent for the Extension Term shall be the greater of (i) the Basic Rent payable by Tenant immediately prior to the commencement date of that Extension Term (without regard to any temporary abatement, adjustment or suspension of Basic Rent), or (ii) the then Market Rent of the Premises as determined pursuant to this subsection. In the event that Tenant fails to give notice to Landlord as herein provided, this Lease shall automatically terminate at the end of the Term and Tenant shall have no further right or option to extend this Lease. As used herein, the term "Market Rent" is agreed to be the amount of rent expressed in U.S. dollars and cents per rentable square foot, with no credit for Tenant being in possession, which Landlord has established as the base rent to be charged for new leases of comparable space in the Property, or, if no space is available in the Property, at the Property's then scheduled Base Rent. Tenant shall have the right, at any time after February 1, 2002, to ask Landlord to quote the Market Rent, as hereinafter defined, and Landlord shall respond to such request within thirty (30) days.


     2.4.4 PAYMENT OF NEW BASIC RENT. Once determined as above set forth, Basic Rent for the Extension Term shall be payable without notice or demand, in equal monthly installments of one-twelfth (1/12th) of the annual Basic Rent calculated in accordance with this Section, in advance on the first day of each calendar month of the Extension Term.

     2.4.5 CONFIRMATION OF CHANGE IN BASIC RENT. Once Basic Rent for the Extension Term is determined as above set forth, Landlord shall notify Tenant of the amount of Basic Rent due during such Extension Term. Until receipt of such notice, Tenant shall continue to pay Basic Rent at the rate in effect immediately prior to the Commencement Term; provided, however, that once such notice is given, the amount of Basic Rent payable shall relate back to the commencement of the Extension Term, and Tenant shall pay the difference, if any, in the amount already paid for the elapsed portion of the Extension Term and the amounts payable therefor.

     3. RENT. Tenant shall pay as rent for the Premises during the Term the following amounts (which amounts shall be considered Fixed Rent or Additional Rent (as each such term is defined in subsection 3.3 hereof), as the case may be, and all of which, unless the context requires otherwise, are collectively referred to herein as "Rent"):

     3.1 BASIC RENT. Tenant shall pay as the basic rent ("Basic Rent") the annual base rent as follows:

     A. From May 1, 1998 (the "Rent Commencement Date") through April 30, 2000, annual Basic Rent shall be Three Hundred Ninety-Six Thousand Two Hundred Sixty Four Dollars ($396,264.00), payable in advance in monthly installments of Thirty Three Thousand Twenty Two Dollars ($33,022.00).

     B. From May 1, 2000 through the expiration of the Initial Term, annual Basic Rent shall be Four Hundred Eleven Thousand Three Hundred Twelve Dollars ($411,312), payable in advance in monthly installments of Thirty Four Thousand Two Hundred Seventy-six Dollars ($34,276.00).

The Basic Rent for the first month of the term of this Lease shall be payable upon the execution of this Lease by Tenant. Rent shall be made payable to Landlord, at the address set forth on the first page hereof or to such other party or at such other address as Landlord may designate from time to time by written notice to Tenant.

     Notwithstanding that Basic Rent shall not be payable prior to February 1, 1998, Tenant shall pay, from the Commencement Date through January 31, 1998, the Tax Allowance and Operating Expense Allowance, as hereinafter defined.

     3.2 RENTAL ADJUSTMENTS.

     3.2.1 COMMON AREA EXPENSE ALLOWANCE; REAL ESTATE TAXES ALLOWANCE; INSURANCE ALLOWANCE.

     A. COMMON AREA EXPENSE ALLOWANCE. A common area expense allowance of $20,064 annually (which number is calculated by multiplying $0.20 x 100,320) (the "Common Area Expense Allowance") is included in the Basic Rent payable under this Lease.

     B. REAL ESTATE TAX ALLOWANCE. A real estate tax allowance of $38,121.60 annually (which number is calculated by multiplying $0.38 x 100,320) (the "Real Estate Tax Allowance") is included in the Basic Rent payable under this Lease.

     C. INSURANCE ALLOWANCE. An insurance expense allowance of $7,022.40 annually (which number is calculated by multiplying $0.07 x 100,320) (the "Insurance Expense Allowance") is included in the Basic Rent payable under this Lease.

     D. OPERATING EXPENSE ALLOWANCE DEFINED; PARTIAL MONTH. The Common Area Expense Allowance and the Insurance Expense Allowance are hereinafter referred to, collectively, as the "Operating Expense Allowance."

     3.2.2 ADJUSTMENTS FOR OPERATING EXPENSES AND REAL ESTATE TAXES.

     A. ADJUSTMENT FOR OPERATING EXPENSES. If Tenant's proportionate share of the Operating Expenses for any Operating Year (as such terms are defined in subsection 3.2.2(F) hereof) shall be greater than the Operating Expense Allowance, then Tenant shall pay to Landlord as Additional Rent an amount equal to the difference (the amount of such difference is hereinafter referred to as the "Operating Expense Adjustment").

     B. ADJUSTMENT FOR REAL ESTATE TAXES. If Tenant's proportionate share of Real Estate Taxes (as such term is defined in subsection 3.2.2(F) hereof) for any Operating Year shall be greater than the Real Estate Tax Allowance, then Tenant shall pay to Landlord as Additional Rent an amount equal to the difference (the amount of such difference is hereinafter referred to as the "Real Estate Tax Adjustment").

     C. PARTIAL OPERATING YEAR. If Tenant occupies the Premises, or any portion thereof, for less than a full Operating Year, or if Landlord changes the Operating Year, the Operating Expense Adjustment and Real Estate Tax Adjustment will be calculated in proportion to the amount of time during such Operating Year that Tenant occupies the Premises, or any portion thereof.

     D. PAYMENT OF ADDITIONAL RENT. Such Additional Rent shall be paid in the following manner: approximately one hundred twenty (120) days following the end of each Operating Year (or partial Operating Year, if applicable), Landlord shall furnish to Tenant a statement (each, an "Operating Expense and Real Estate Tax Statement") setting forth Tenant's Operating Expense Adjustment for such Operating Year, and Tenant's Real Estate Tax Adjustment for such Operating Year (or partial Operating Year, if any). Within fifteen (15) days following the receipt of such Operating Expense and Real Estate Tax Statement (the "Expense Adjustment Date"), Tenant shall pay to Landlord as Additional Rent the Tenant's Operating Expense Adjustment and Tenant's Real Estate Tax Adjustment for such Operating Year.

     E. ESTIMATED OPERATING EXPENSE AND REAL ESTATE TAX PAYMENTS. Commencing with the first month of the second Operating Year, and thereafter commencing on the second month of each succeeding Operating Year, Tenant shall pay to Landlord, in addition to the Basic Rent, on account of the Operating Expense Adjustment and the Real Estate Tax Adjustment for such Operating Year, monthly installments in advance equal to one-twelfth (1/12th) of the estimated Operating Expense Adjustment and Real Estate Tax Adjustment for such Operating Year. On the next succeeding Expense Adjustment Date, Tenant shall pay to Landlord (or Landlord shall credit to Tenant) any deficiency (or excess) between the installments paid on account of the preceding year's Operating Expense Adjustment and Real Estate Tax Adjustment and the actual Operating Expense Adjustment and Real Estate Tax Adjustment for such Operating Year.

     F. DEFINITIONS. As used in this subsection 3.2, the following words and terms shall be defined as hereinafter set forth:

     (1) "Operating Year" shall mean each calendar year, or other period of twelve (12) months as hereafter may be adopted by Landlord as its fiscal year, occurring during the Term, as the same may change from time to time.

     (2) "Operating Expenses" shall mean the following expenses incurred by Landlord in connection with the operation, repair and maintenance of the
Property:

     (a) Premiums and fees for insurance, including, but not limited to, fire and extended coverage insurance, insurance against loss of rentals for space in the Building and public liability insurance, all in amounts and coverages (with additional policies against additional risks) as may be required by Landlord or the holder, now or hereafter, of any mortgage on the Building;

     (b) intentionally omitted.

     (c) To the extent performed by or on behalf of Landlord, maintenance and repair costs, including, but not limited to, repairs and replacements described in subsection 6.2 hereof, repairs and replacements of supplies and equipment and paving, walkways, lawn and general grounds upkeep, maintenance and repair, and the costs of all labor, material and supplies incidental thereto;

     (d) Wages, salaries, fees and other compensation and payments and payroll taxes and contributions to any social security, unemployment insurance, welfare, pension or similar fund and payments for other fringe benefits required by law, union agreement or otherwise made to or on behalf of all employees of Landlord performing services rendered in connection with the operation, cleaning and maintenance of the Building or the Land, including, without limitation, payments made directly to or through independent contractors for performance of such services;

     (e) Reasonable and actual management fees payable to the managing agent for the Building or the Property up to a maximum of two percent (2%) of all gross receipts from the property;

     (f) Assessments paid by Landlord in respect of the repair, maintenance and upkeep of common facilities located in or on the Property;

     (g) The cost of any capital improvements made for the primary purpose of reducing operating expenses, or which may be required by governmental authority under any governmental laws or regulations that were not applicable to the Property at the time the Building was constructed, which cost shall be amortized over such period as is reasonably determined by Landlord, together with interest on the unamortized balance at the rate equal to the announced "prime rate" then in effect at CitiBank, N.A., New York, New York (or its successor) on short-term unsecured loans to its largest and most creditworthy commercial customers (the "Prime Rate"); and

     (h) Any and all other actual expenditures of Landlord incurred in connection with the operation, repair or maintenance of the Premises or the Building which are properly expensed in accordance with generally accepted accounting principles consistently applied in the operation of the Property; provided, however, that expenses for services provided directly by Landlord or an affiliate of Landlord shall not be deemed to be Operating Expenses to the extent they are in excess of the prevailing rate in the Bucks County, Pennsylvania area.

     (3) "Real Estate Taxes" shall mean real estate taxes and other taxes or charges levied in lieu of such taxes, general and special public assessments, charges imposed by any governmental authority pursuant to anti-pollution or environmental legislation, taxes on the rentals of the Building or the use, occupancy or renting of space therein. "Real Estate Taxes" shall also include all out-of-pocket fees, expenses and costs actually incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid any assessments or increases in assessments, taxes or the tax rate pertaining to the Land, the Building or the Premises.

     (4) "Tenant's proportionate share" is the ratio of the number of rentable square feet of the Premises divided by the number of rentable square feet in the Building (100,320 - 214,320), equal to 46.81%.

     G. ALLOCATIONS; EXCLUSIONS FROM OPERATING EXPENSES AND REAL ESTATE TAXES. Items of Operating Expenses and Real Estate Taxes which are not exclusively incurred with respect to the Property by reason of the nature of the items or otherwise shall be equitably allocated by Landlord among the various pieces of real property to which the same relate or for whose benefit the same have been incurred, and only the portion allocated to the Property shall be included in calculating the Operating Expenses for the Property. Except as otherwise expressly provided herein, the terms "Operating Expenses" and "Real Estate Taxes" shall not include depreciation on the Building or equipment therein; net income, franchise or capital stock taxes payable by Landlord; salaries above the level of property manager; costs reimbursed by insurance or condemnation proceeds; interest and principal, points, fees or expenses on any financing related to the Building; real estate brokers' commissions or the costs of services provided specially for any particular tenant and not uniformly available to all tenants of the Building; lease negotiation or enforcement expenses; and expenses for services provided directly by Landlord or an affiliate of Landlord which are in excess of the prevailing rate in the Bucks County, Pennsylvania area.

     3.2.3 END OF TERM ADJUSTMENT. During the calendar year in which the Term ends, Landlord shall have the right to submit to Tenant a statement of Landlord's reasonable estimate of the Operating Expense Adjustment and Real Estate Tax Adjustment during the period (the "final period") beginning on the first day of the final Operating Year of the Term or, if later, the date of the immediately preceding Operating Expense Adjustment and Real Estate Tax Adjustment, and ending on the final day of the Term. On or before the final day of the Term, Tenant shall pay to Landlord said estimated Operating Expense Adjustment and Real Estate Tax Adjustment minus the total amount of payments previously made by Tenant pursuant to subsection 3.2.2 hereof during the final period. If requested by Tenant, Landlord shall submit to Tenant a statement setting forth the actual amount of said Operating Expense Adjustment and Real Estate Tax Adjustment after Landlord's final calculation of same, and within fifteen (15) days after Tenant's receipt of such statement, Tenant shall pay to Landlord any deficiency, or, as the case may be, Landlord shall refund to Tenant any overpayment occasioned by Tenant's payment of the aforesaid estimate.

     3.3 FIXED RENT; ADDITIONAL RENT. Fixed Rent shall consist of Basic Rent (including the Operating Expense Allowance and Real Estate Tax Allowance). Additional Rent shall consist of all sums not included in Fixed Rent which Tenant is obligated to pay to Landlord or third parties from time to time pursuant to the terms of this Lease, including, but not limited to, any Operating Expense Adjustment and any Real Estate Tax Adjustment.

     3.4 DEMAND; TIME; LATE CHARGE. Each of the foregoing amounts of Rent shall be paid to Landlord in United States dollars, without prior notice of demand and without deduction, set-off or counterclaim, in advance on the first day of every month during the Term. If Landlord shall at any time or times accept Rent after it shall become due and payable, such acceptance shall not excuse a delay upon subsequent occasion, or constitute, or be construed as or deemed to be, a waiver of any or all of Landlord's rights hereunder. In order to partially compensate Landlord for the extra expense in the handling of delinquent payments, Tenant agrees to pay Landlord the late charge as defined in subsection 16.6 hereof.

     USE OF PREMISES AND COMMON AREAS.

     4.1 USE OF PREMISES. Tenant will use and occupy the Premises solely for warehousing and distribution of wireless communications products, communications products and related equipment, parts and products and incidental office use related thereto, but not including Hazardous Materials, as hereinafter defined, except new or used packaged batteries for wireless communications equipment and other substances other than new and used packaged batteries as provided above in de minimus quantities. Any batteries or other Hazardous Materials permitted in accordance with the preceding sentence shall not be stored in significant quantities intended for disposal and shall be stored, used, handled and disposed of in strict accordance with all Environmental Laws. Tenant will use and occupy the Premises only in accordance with the uses permitted under relevant zoning and other municipal regulations and permits applicable to the Property, and also in accordance with any other restrictions and conditions of record. The Premises will not be used for any other purpose. Tenant will not use or occupy the Premises for any unlawful purpose, and will comply with all present and future laws, ordinances, regulations and orders of the United States of America, the Commonwealth of Pennsylvania, and any other public or quasi-public authority having jurisdiction over the Premises.

     4.2 USE OF COMMON AREAS. Tenant shall have the right, non-exclusive and in common with others, to use (i) any common hallways, entrances and rest room facilities of the Building for the purposes for which the same were designed and
(ii) any common facilities located or to be located in or on the Property, including the exterior paved driveways, walkways and other amenities of the Property for vehicular and pedestrian access to the Building. Notwithstanding the foregoing, Tenant shall also have the exclusive right to use (a) the parking areas made a part of the Premises under Section 1 hereof for parking of automobiles and other vehicles of Tenant and its employees and business visitors, and (b) the loading docks made part of the Premises pursuant to
Section 1 hereof, incident to Tenant's permitted use of the Premises. Landlord shall have the right to establish such other reasonable regulations, applicable to all tenants, governing the use of any interior or exterior common areas; and such regulations, when communicated in written notification from Landlord to Tenant, shall be incorporated by reference herein as part of this Lease.

     5.0 ASSIGNMENT AND SUBLETTING.

     5.2 LANDLORD'S PRIOR CONSENT REQUIRED. Except as expressly permitted pursuant to this Section 5, Tenant shall not, without the prior written consent of Landlord, assign or hypothecate this Lease or any interest herein or sublet the Premises, or any part thereof. Except as hereinafter provided in this
Section 5, this Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law without the prior written consent of Landlord. Any of the foregoing acts, without the prior written consent of Landlord, shall constitute an Event of Default hereunder.

     . QUALIFICATIONS OF SUBTENANT; LANDLORD'S RIGHT TO REACQUIRE PREMISES. If at any time or from time to time during the Term, Tenant desires to sublet or assign all or any part of the Premises, Tenant shall give sixty (60) days' notice to Landlord of such intent, which notice shall contain the name, address and description of the business of the proposed assignee or subtenant, its most recent financial statement prepared by a certified public accountant and other evidence of financial responsibility, its intended use of the Premises, and the terms and conditions of the proposed assignment or subletting, including, without limitation, the amount of rents and other economic consideration to be received by Tenant thereunder. Landlord shall have the option, exercisable by notice given to Tenant within twenty (20) days after receipt of Tenant's notice, of reacquiring the portion of the Premises proposed to be sublet or assigned and terminating this Lease with respect thereto. If the Landlord does not exercise such option, Tenant shall be free to sublet or assign such space to such third party subject to the following conditions:

     (a) Landlord shall have consented to such subletting or assignment, which consent shall not be unreasonably withheld, it being understood and agreed by the parties hereto, however, that Landlord shall not withhold consent if the following conditions are met: (i) none of the proposed assignee, any one owning, controlled by or controlling such assignee, or any entity under common control with such assignee shall be insolvent or have a history of defaulting on its lease obligations, (ii) the intended use by the proposed assignee or subtenant is a permitted use under this Lease or is for general warehouse purposes and otherwise does not involve the use of Hazardous Materials except as permitted by Article 15 hereof, (iii) the amount of rents and other economic consideration to be received by Tenant thereunder (after adjustment for rental allowances, free rent periods and other similar financial concessions) is not less than the then fair market rental rate for comparable space in the Building, (iv) assignee or subtenant may not be a tenant, subtenant, or other occupant of any other Building owned by Landlord; and (v) the Tenant may not be in default under this Lease at the time of the request for subletting or assignment or at the time of the commencement of the sublease term or effective date of assignment, nor may Tenant have committed two (2) defaults hereunder during the twelve (12) month period immediately preceding any request for a subletting or assignment, whether cured or not. Notwithstanding anything to the contrary contained herein, if the assignee or subtenant is at least 51% owned, directly or indirectly, by Brightpoint, Inc., or by any assignee which acquires at least 51% of the outstanding stock of Brightpoint, Inc., Landlord's consent shall not be required for the assignment or sublease to such entity.

     (b) If the space is not subleased or assigned within ninety (90) days from the expiration of Landlord's option as set forth above, or any subsequent option as provided in this subsection 5.2 (b), Tenant, shall, prior to entering into a sublease or an assignment of said space, once again give Landlord reasonable written notice and Landlord shall have twenty (20) days after the receipt thereof of reacquiring that portion of the Premises and terminating this Lease with respect thereto;

     (c) No sublease or assignment shall be valid and no subtenant or assignee shall take possession of the Premises subleased or assigned until an executed counterpart of such sublease or assignment has been delivered to Landlord;

     (d) No subtenant or assignee shall have a right further to sublet or assign;

     (e) Any sums or other economic consideration received by Tenant as a result of such subletting or assignment whether denominated rentals under the sublease or otherwise, which exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (pro-rated to reflect obligations allocable to that portion of the premises subject to such sublease or assignment) shall be payable to Landlord as Additional Rent under this Lease without affecting or reducing any other obligation of Tenant hereunder; and

     (f) The sublease or assignment instrument shall be in a form approved by Landlord, shall be expressly subject and subordinate to this Lease, shall provide that any subtenant or assignee assume, comply with and abide by all of the terms of this Lease (including, but not limited to, the prohibitions of this subsection 5.2), and shall provide that any termination of this Lease shall extinguish the sublease or assignment instrument as well.

     5.3 NO WAIVER OR RELEASE. Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder, and no sublease or assignment shall release Guarantor of Guarantor's obligation under the Guaranty or alter the liability of Guarantor as surety under the Guaranty to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee or subtenant of Tenant, or any other successor of Tenant, in the performance of any of the terms hereof, Landlord may proceed directly against Tenant, Guarantor or any other person or entity liable for any obligations under this Lease without the necessity of exhausting remedies against such assignee, subtenant or other successor. Landlord may consent to subsequent assignment or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant of liability under this Lease or relieve Guarantor of liability under the Guaranty.

     5.4 ACTS DEEMED AN ASSIGNMENT.

     (a) If Tenant is a corporation, any dissolution, liquidation, merger, consolidation or other reorganization of such corporation, or any transfer of a controlling percentage of the corporate stock of Tenant (whether in a single transaction or cumulatively), shall constitute an assignment of this Lease for all purposes of this Section 5. Notwithstanding anything to the contrary contained herein, if (1) the assignee or subtenant is at least fifty-one percent (51%) owned, directly or indirectly, by Brightpoint, Inc., (2) the assignee acquires at least fifty-one percent (51%) of the outstanding stock of Brightpoint, Inc., or (3) Brightpoint, Inc., or any assignee which has acquired at least fifty-one percent (51%) of the outstanding stock of Brightpoint, Inc., undertakes a full guarantee, in form and substance satisfactory to Landlord, of the obligations of the Tenant then Landlord's consent shall not be required for such an assignment or sublease, and Landlord's right to reacquire the portion of the Premises relating to such assignment or sublease, and the termination of this Lease with respect thereto, shall not be applicable to such an assignment or sublease.

     (b) If Tenant is a partnership and if at any time during the Term, or any extension or renewal thereof, the person, or persons who, at the time of the execution of this Lease, own the general partners' interest cease to own the general partners' interest (except as a result of transfers by bequest or inheritance), such cessation of ownership shall constitute an assignment of this Lease for all purposes of this Section 5.

     MAINTENANCE OF THE PREMISES.

     6.1 OBLIGATIONS OF TENANT.

     6.1.1 TENANT'S MAINTENANCE. Tenant shall, throughout the term, at its sole cost and expense, keep the Premises clean, remove all refuse, trash and debris therefrom, keep waste and drain pipes open and generally maintain the Premises and the improvements now or hereafter comprising all or any part of the Premises and the fixtures and appurtenances thereto (and the portion of the plumbing, heating, air conditioning, ventilating equipment and fixtures located in or affecting only the Premises) in good order, repair and condition. Tenant shall promptly, at Tenant's own cost and expense, make all repairs and replacements necessary to maintain such good order, repair and condition, except for repairs and replacements which Landlord agrees to make pursuant to subsection 6.2. Tenant shall obtain, at its sole cost and expense, an annual maintenance contract for utility systems and heating, ventilating and air conditioning equipment and systems serving only the Premises. Tenant further agrees, at its sole cost and expense, to promptly repair all damage or injury to the Premises, making replacements, if necessary, including any portion of the Premises for which Landlord is responsible pursuant to subsection 6.2, caused by (i) the negligence or willful misconduct of Tenant or its employees, agents, invitees, licensees, subtenants, or contractors, or (ii) the act of moving in or out of the Premises or the installation or removal of any furniture, fixtures or other property, which repairs and replacements shall be in quality and class equal to the original work or installations. Tenant further agrees to maintain the parking areas and loading docks which are part of the Premises in good condition and repair, including, but not limited to, periodic and customary maintenance thereof, and shall return the same to Landlord in a condition which is at least as good as its state of repair on the date the work under Exhibit "C" has been completed other than reasonable wear and tear on the parking area and reasonable wear and tear on the loading docks which does not materially and adversely affect the functioning thereof. Notwithstanding the foregoing, Tenant shall have no obligation to bring any physical aspect of the Premises or the Property into compliance with legal requirements to the extent such aspect is not in compliance on the date hereof; provided, however, that Tenant shall at all times remain responsible for compliance required by reason of any change in law, by reason of any improvements made by Tenant or by reason of Tenant's particular use of the Property; and provided further, however, that Sections 15 and 18 hereof shall control over any inconsistent language in this sentence. Notwithstanding anything to the contrary contained herein, Tenant shall have no responsibility under this Lease for repairing or replacing any defective condition in the initial construction of the roof, exterior walls or foundation.

     Tenant's obligations to maintain the HVAC system and the parking areas is hereby limited as follows: Tenant shall have no obligation to make or pay for any individual repair the cost of which exceeds $10,000. As to any individual repair the cost of which exceeds $10,000, Landlord shall perform such repair or cause such repair to be made, and Tenant shall reimburse Landlord for the Amortized Portion of the cost of the repair. The "Amortized Portion" shall be equal to (i) the cost of the repair multiplied by a fraction equal to (i) the period remaining on the Term of the Lease at the time the repair is made, together with any exercised renewals divided by (ii) such period as is reasonably determined by Landlord to be the useful life of such repair. In addition to and not in limitation of the forgoing, Landlord warrants the HVAC system to be in good working order as of the Commencement Date, which warranty shall remain in effect for a period of one (1) year after the Commencement Date.

     6.1.2 LANDLORD'S RIGHT TO CURE. If Tenant fails to make such repairs or replacements required by Section 6.1.1 hereof within thirty (30) days after written notice from Landlord (with the exception of emergencies, which shall not require any notice), Landlord may, but shall not be obligated to, make the required repairs or replacements and all costs and expenses incurred by Landlord in connection therewith, together with interest in accordance with the terms of subsection 16.9 hereof, shall be collectible as Additional Rent and shall be paid by Tenant with the monthly installment of Rent next becoming due.

     6.1.3 SURRENDER OF PREMISES. At the expiration or other termination of the Term, surrender the same broom clean, in the same order and condition in which it is on the Commencement Date, ordinary wear and tear excepted.

     6.2 OBLIGATIONS OF LANDLORD. So long as Tenant is not in default hereunder, Landlord shall:

     6.2.1 LANDLORD'S MAINTENANCE. Provided that Tenant shall give Landlord written notice of the need for the following repairs, Landlord shall: (i) at its sole cost and expense, keep the roof, foundations and exterior walls of the Building in good order and repair and to repair any defective condition in the original construction thereof, and (ii) as an Operating Expense, keep in good order and repair the Common Areas, sewage system outside of the Premises, utility lines to the Premises, down spouts, gutters, any loading docks or platforms utilized by more than one occupant of the Building, lawns, driveways for use of more than one tenant and those portions of the plumbing, heating, electrical, air conditioning, ventilating and sprinkler systems, if any, relating to the Common Areas or the entire Building. Subject to the waivers of subrogation set forth herein, in no event shall Landlord be obligated under this paragraph to repair any damage caused by any act, omission or negligence of Tenant or its employees, agents, invitees, licensees, subtenants, or contractors. Landlord shall not be liable by reason of any injury or interference with Tenant's business arising from the making of any repairs, alterations, additions or improvements in or to the Premises, the Building or the Property, or to any appurtenances or equipment therein. There shall be no abatement of Rent because of such repairs, alterations, additions or improvements. At any time when Landlord requires access to the Premises to perform improvements, maintenance or repairs, Landlord shall (except in cases of emergency) contact Tenant at least twenty-four (24) hours in advance. Landlord shall use reasonable measures in such event to avoid interference with Tenant's operations. Landlord shall use professional, licensed contractors in all maintenance and repairs performed by Landlord.

     6.2.2 NO OTHER SERVICES. Landlord shall not be required to render any services to Tenant or to make any repairs or replacement to the Premises, except as provided in this subsection 6.2.

     6.3 NOTICE OF DEFECTIVE CONDITION. Tenant shall give Landlord prompt notice of any defective condition in any plumbing or heating system or any electrical lines located in, servicing or passing through the Premises. No such notice shall give rise to any obligation of Landlord to repair any item which Landlord is not otherwise expressly required to maintain under subsection 6.2 of this Lease.

     TENANT ALTERATIONS.

     7.1 ALTERATIONS.

     7.1.1 CONSENT OF LANDLORD. Tenant will not make or permit others to make any alterations, additions or improvements, to the structure of or systems in the Premises, without prior written consent of Landlord, which consent may be withheld or granted in Landlord's sole and absolute discretion. Without limiting the foregoing, (a) Landlord shall have the right to withhold approval of any alterations or additions which may delay completion of Landlord's Work under Exhibit "C" or the improvements to the Property, require unusual expense to readapt the Premises to normal industrial use upon termination of this Lease or increase taxes or cost of construction or insurance, and (b) Landlord may condition its consent upon receipt and approval of plans and specifications, contracts, permits, mechanics' lien waivers and releases, insurance policies and modifications to this Lease.

     7.1.2 HEAVY EQUIPMENT OR FIXTURES. Landlord shall have the right to prescribe the weight and position of heavy equipment or fixtures. Landlord shall have the right to require additional structural supports to be installed, at Tenant's cost and expense, for any heavy equipment or fixtures used or installed by Tenant. Tenant may, without the consent of Landlord, at its own cost and expense and in a good and workmanlike manner erect such shelves, bins, machinery and trade fixtures as it desires without altering the basic character of the Building or improvements without overloading or damaging such Building or improvements and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements.

     7.1.3 UTILITY SYSTEMS CHANGES. Without limiting the generality of anything contained in this subsection 7.1, for purposes of this Lease, any changes to the electrical plumbing, heating, air-conditioning or ventilating systems (together with any or all additional equipment necessary to operate the same) shall be considered an "alteration" as used in this Section 7.

     7.2 INDEMNIFICATION. Tenant will indemnify, defend and hold Landlord harmless from and against any and all expenses, liens, claims or injuries (including death) to persons or damage to property which may or might arise directly or indirectly by reason of making any such alterations, decorations, additions or improvements, unless such expenses, liens, claims or damages arise out of the negligence of the Landlord. If any such alteration, decoration, addition or improvement is made without the prior written consent of Landlord as required in subsection 7.1, Landlord may correct or remove the same, and Tenant shall be liable for any and all expenses incurred by Landlord in the performance of such work. Tenant shall indemnify, defend and hold Landlord harmless from and against mechanics' and materialmen's liens.

     7.3 REMOVAL OF PROPERTY. All alterations, decorations, additions, fixtures or improvements in or to the Premises or the Building made by either party shall immediately become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the end of the Term without disturbance, molestation or injury. Landlord shall have the right to remove and dispose of all property remaining on the Premises at the expiration of the Term, retain the proceeds therefrom and have no obligation to account therefor to Tenant. Upon removal of any equipment, machinery, bins or trade fixtures, which shall remain the property of Tenant from the Premises, Tenant shall restore the Premises to the condition which existed at commencement of the Term, reasonable wear and tear excepted.

     8.0 SIGNS. Tenant shall have no right to place any signs on the Property or the outside of the Premises without Landlord's consent, which may be granted or withheld in Landlord's sole discretion. All signs placed on the Property by Tenant shall be treated the same as trade fixtures for the purpose of Section
7.3 hereof.

     9.0 INSPECTION. After 24 hours' prior written notice to Tenant (except in case of emergencies), Landlord, or its agents or other representatives, shall have the right to enter the Premises, without charge therefor to Landlord and without diminution of the Rent payable by Tenant, to examine, inspect and protect the Premises and the Building and to make such alterations and/or repairs as in the reasonable judgment of Landlord may be deemed necessary, or to exhibit the same to prospective tenants during the last one hundred eighty (180) days of the Term. Landlord shall use reasonable measures in such event to avoid interference with Tenant's operations.

     10.0 INSURANCE.

     10.1 INSURANCE RATING. Tenant will not conduct or permit to be conducted any activity, or place any equipment in or about the Premises, the Building or the Property which will, in any way, invalidate the insurance coverage in effect or increase the rate of fire insurance or other insurance on the Building; and if any invalidation of coverage or increase in the rate of fire insurance or other insurance is stated by any insurance company or the applicable Insurance Rating Bureau to be due to any activity or by equipment of Tenant in or about the Premises, the Building or the Property, such statement shall be conclusive evidence that the increase in such rate is due to such activity or equipment and, as a result thereof, Tenant shall be liable for such increase and shall reimburse Landlord therefor upon demand and any such sum shall be considered Additional Rent payable with the monthly installment of Rent next becoming due.

     10.2 REQUIRED INSURANCE; WAIVER OF SUBROGATION. Tenant, at Tenant's expense, shall carry comprehensive general public liability insurance in a company or companies licensed to do business in the Commonwealth of Pennsylvania and approved by Landlord. Said insurance shall be in minimum amounts for a combined single limit for bodily injury (including death) and property damage equal to no less than Two Million Dollars ($2,000,000) per occurrence. Landlord, in its sole judgment reasonably exercised, may require Tenant to increase such limits of liability from time to time in order adequately to protect its interests under the circumstances which are similar limits as are required by Landlord for new leases of similar size and scope in the metropolitan area including Philadelphia, Pennsylvania. Each such policy shall name Landlord as an additional insured, as its interests may appear. Tenant shall carry property damage insurance for all of its equipment and other personalty and for all leasehold improvements above the building standard which are made by Landlord or Tenant in and to the Premises and such other insurance as may be reasonably required by the holder, now or hereafter, of a mortgage on the Building, as well as business interruption insurance by reason of any casualty. Landlord and Tenant agree that in the event the Premises or the Building or the contents thereof are damaged or destroyed by fire or other casualty, the rights, if any, of either party against the other with respect to such damage or destruction are waived, and that all policies of fire and/or extended coverage or other insurance carried by Landlord or Tenant covering the Premises or the Building or the contents thereof shall contain a clause or endorsement providing in substance that such insurance shall not be prejudiced if the assureds thereunder have waived the right of recovery from any person or persons prior to the date and time of loss or damage, if any.

     10.3 INSURANCE CERTIFICATE. Certificates of insurance and receipts evidencing the coverage provided by, and payment for, said insurance shall be delivered to Landlord upon the written request of Landlord at least annually by Tenant and each policy and certificate thereof shall contain an endorsement that will prohibit its cancellation prior to the expiration of thirty (30) days after written notice of such proposed cancellation, reduction in coverage or expiration, as the case may be, to Landlord.

     10.4 LANDLORD'S INSURANCE. Throughout the Term, Landlord shall cause the buildings on the Property to be insured against loss or damage by fire and the perils commonly covered under the standard extended coverage endorsement ("builder's risk" form during periods of construction) to the extent of not less than 80% of the "full replacement cost" thereof, including all improvements, alterations, additions and changes made by Landlord, but excluding foundations, footings and excavation, and excluding fixtures and equipment owned by Landlord or its other Tenants. Landlord shall maintain, or cause to be maintained, liability insurance insuring its interests against claims for personal injury, bodily injury, death and property damage occurring on, in or about the Property and the ways immediately adjoining the Property, with a "Combined Single Limit" (covering personal injury liability, bodily injury liability and property damage liability) of not less than Two Million Dollars ($2,000,000) for total claims.


     11.0 UTILITIES. Tenant shall pay for all water, gas, heat, light, power, telephone and sewer charges and other utilities and services used on the Premises, which are separately metered, together with any taxes, penalties and surcharges or the like pertaining thereto and any maintenance charges for such utilities. Any such charges paid by Landlord and assessed against Tenant shall be immediately payable to Landlord on demand and shall be additional rent hereunder.

     12.0 LIABILITY.

     12.1 NO LIABILITY. Landlord shall not be liable to Tenant, its employees, agents, contractors, business invitees, licensees, customers, suppliers, clients, family members or guests for any damage, compensation or claim based on loss, inconvenience or annoyance arising from the necessity of repairing any portion of the Premises, the Building or the Property, the interruption in the use of the Premises, accident or damage resulting from the use or operation (by Landlord, Tenant or any other person or persons whatsoever) or for failure to furnish, or for delay, suspension or interruption in furnishing any of the utilities, including, but not limited to, heating, cooling, electrical or plumbing equipment or apparatus, or the termination of this Lease by reason of the destruction of the Premises, or from any fire, robbery, theft, mysterious disappearance and/or any other casualty, or from any leakage in any part or portion of the Premises, the Building or the Property, or from water, rain or snow that may leak into, or flow from any part of the Premises, the Building or the Property, or from drains, pipes or plumbing work in the Building, or from any other cause whatsoever, or for any personal injury (including death) arising from the use, occupancy and condition of the Premises, unless any of the foregoing is caused by the negligence of Landlord or a willful act or failure to act on the part of the Landlord. Tenant shall not be entitled to any abatement or diminution of rent as a result of any of the foregoing occurrences, nor shall the same release Tenant from its obligations hereunder or constitute an eviction. Any goods, property or personal effects of Tenant, its employees, agents, contractors, business invitees, licensees, customers, clients, family members or guests, stored or placed in or about the Premises or the Building shall be at their risk, and the Landlord shall not in any manner be held responsible therefor. The employees of the Landlord who may be located on the Property from time to time are prohibited from receiving any packages or other articles delivered to the Building by, to or on behalf of Tenant, and if any such employee receives any such package or articles, such employee shall be the agent of the Tenant for such purposes and not of the Landlord. Tenant acknowledges that Landlord will not carry insurance on Tenant's furniture, furnishings, fixtures, equipment and/or improvements in or to the Premises. Tenant shall give written notice forthwith to Landlord of any accident, damage, casualty, injury or emergency on or affecting the Premises and of any claim, action, threat or other proceeding against, arising from, or affecting Tenant, the Premises or the use or occupancy of the Premises by Tenant (or, to the extent an emergency occurs, by telephone or other means of immediate communication, to be followed promptly thereafter by a confirmatory writing). It is expressly understood and agreed that Tenant shall look to its business interruption and property damage insurance policies, and not to Landlord, or its agents or employees, for reimbursement for any damages or losses incurred as a result of any of the foregoing occurrences, that said policies must contain waiver of subrogation clauses and that Tenant shall at least annually deliver to Landlord evidence of the foregoing.

     12.2 INDEMNITY. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any cost, damage, claim, liability or expense (including attorney's fees) incurred by or claimed against Landlord, directly or indirectly, which is occasioned by or result from any default hereunder or any willful or negligent act on the part of the Tenant, its agents, employees, contractors, invitees, licensees, customers, clients, family members and guests, or as a result of or in any way arising from Tenant's use and occupancy of the Premises or any breach of this Lease by Tenant or in any other manner which relates to the business of Tenant unless any of the foregoing is caused by the negligence of Landlord or a willful act or failure to act on the part of the Landlord. Any such cost, damage, claim, liability or expense incurred by Landlord for which Tenant is obligated to reimburse Landlord shall be deemed Additional Rent due and payable in accordance with subsection 16.9 hereof. It is expressly understood and agreed that Tenant's liability under this Lease extends to the willful and negligent acts, commissive or omissive, of any subtenant and any agent, employee, contractor, invitee, licensee, customer, client, family member and guest of any subtenant. The liability imposed by this Section 12.2 is further limited by Section 12.4 hereof.

     12.3 LANDLORD'S INDEMNITY. Landlord shall indemnify, defend and hold Tenant, harmless of, from and against any and all costs, expenses (including reasonable counsel fees), liabilities, losses, damages, suits, actions, fines, penalties, claims or demands of any kind and asserted by or on behalf of any person or governmental authority, arising out of or in any way connected with any accident, bodily injury (including death resulting therefrom), or damage to or loss or theft of property, which shall occur in or about the Premises or the Building caused by reason of any negligent act or willful misconduct of Landlord or willful breach of this Lease by Landlord, or any of its agents, contractors, licensees or employees.

     12.4 LIABILITY COVERED BY INSURANCE. Notwithstanding anything to the contrary contained herein, neither Tenant nor Landlord shall be responsible to indemnify or reimburse the other for any damages to property owned by Tenant or Landlord and covered by the insurance policy of the party asserting damages or required by this Lease. The indemnities contained in this Section and all other indemnities contained in this Lease shall survive termination or expiration of this Lease.

     13.0 RULES AND REGULATIONS. Tenant, its agents, employees, contractors, invitees, licensees, customers, clients, family members and guests shall at all times abide by and observe the rules and regulations attached hereto as Exhibit "D" and made a part hereof, as Landlord may hereafter amend such rules and regulations as provided therein. In addition, Tenant, its agents, employees, contractors, invitees, licensees, customers, clients, family members and guests shall abide by and observe such other rules or regulations as may be promulgated from time to time by Landlord, with a copy sent to Tenant, for the operation and maintenance of the Building and the Property; provided, however, that the same shall be in conformity with common practice and usage in similar buildings and shall not be inconsistent with the provisions of this Lease. Landlord shall not be liable to Tenant for violation of the rules and regulations by any other tenant, its employees, agents, contractors, invitees, licensees, customers, clients, family members or guests. If there is any inconsistency between this Lease and any current or future rules and regulations, this Lease shall govern.

     14.0 DAMAGE; CONDEMNATION.

     14.1 DAMAGE TO THE PREMISES. If the Premises shall be partially damaged by fire or other cause without the fault or neglect of Tenant, its employees, agents, contractors, invitees, licensees, customers, clients, family members or guests, this Lease shall not be terminated and Landlord shall diligently and as soon as practicable after such damage occurs repair such damage to the Premises (but not any of Tenant's property therein or improvements or alterations made by Tenant but expressly including such portion of Landlord's Work as does not constitute betterments and improvements under a standard policy of insurance of a tenant), at the expense of Landlord if Landlord is required to be insured hereunder with respect thereto or at the expense of Tenant if Tenant is required to be insured hereunder with respect to such damage (in either case taking into account the time necessary to effectuate a satisfactory settlement with any insurance company involved and for such other delays as may result from government restrictions, controls on constructions, if any, and from strikes, emergencies and other conditions beyond the control of the Landlord); provided, however, that if the Premises or the Building is damaged by fire or other cause to such extent that the damage cannot be fully repaired within ninety (90) days from the date of settlement of the insurance claims, or if the insurance proceeds (excluding rent insurance) which Landlord anticipates receiving must be applied to repay any mortgages, now or hereafter, encumbering the Building or are otherwise inadequate to pay the cost of such repair, then Landlord, upon fifteen (15) days' written notice to Tenant, may terminate this Lease, in which event the Rent shall be apportioned and paid to the date of such damage. If the damage or destruction or renders the Premises entirely unsuitable for Tenant's operations, then Tenant may terminate this Lease by giving notice to Landlord within thirty (30) days after such damage or destruction, such termination to be effective as of the date specified in such notice. During the period that Tenant is deprived of the use of the damaged portion of the Premises, to the extent Tenant is able to operate from any other portion of the Premises, Tenant shall be required to pay Rent (as set forth in Section 3 hereof) covering only that part of the Premises that Tenant is able to occupy and the Rent for such space shall be that portion of the total Rent which the amount of square foot area remaining that can be occupied by Tenant bears to the total square floor area of the Premises. In any event, no compensation, claim or diminution in Rent, other than as provided in this subsection 14.1, will be allowed or paid by Landlord, by reason of interruption, delay, inconvenience, annoyance, or injury to business arising from repairing the Premises or any portion of the Building.

     14.2 CONDEMNATION. If the whole of the Premises (or use or occupancy of the Premises) shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking), or if Landlord elects to convey title to the condemnor by a deed in lieu of condemnation, then the terms of this Lease shall cease and terminate as of the date when title vests in such governmental or quasi-governmental authority and the Rent shall be abated on the date when such title vests in such governmental or quasi-governmental authority. If (i) only a part of the Premises is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking), and the condemnation award is insufficient to restore the remaining portion of the Premises or if such award must be applied to repay any mortgages, now or hereafter, encumbering the Building or the Property, or (ii) whether or not a portion of the Premises is taken, a portion of the Building or the Property is taken and Landlord deems it commercially unreasonable to continue leasing all or a portion of the remaining space in the Building, or (iii) a substantial portion of the Premises is so taken, and it is commercially impossible for Tenant to continue its business within the Premises, then Landlord in the case of (i) and (ii) above and Tenant in the case of (iii) above, shall have the right to terminate this Lease on the date when title vests in such governmental or quasi-governmental authority; provided, however, that such right is exercisable by the permitted party only if such party notifies the other party no later than thirty (30) days prior to the date on which the condemned portion of the Premises is to be delivered to the condemning authority. For purposes of this subsection 14.2, a substantial part of the Premises shall be considered to have been taken if more than fifty percent (50%) of the Premises are unusable by Tenant as a direct result of such taking. If this Lease is not terminated in accordance with this paragraph, Landlord shall apply condemnation proceeds toward restoration of the Property as is commercially reasonable and in a manner to permit Tenant to operate from the Premises as closely as possible to its previous manner of operation.

     14.2.1 REDUCTION OF RENT. If this Lease is not so terminated after a partial condemnation, then after the date when the condemned portion of the premises is delivered to the condemnor, the Basic Rent and Additional Rent shall be reduced in the proportion which the condemned area bears to the entire area of the Premises.

     14.2.2 CLAIMS OF TENANT. Tenant shall have the right to claim against the condemnor only for removal and moving expenses and business dislocation damages which may be separately payable to tenants in general under Pennsylvania law, provided such payment does not reduce the award otherwise payable to Landlord. Subject to the foregoing, Tenant hereby waives all claims against Landlord with respect to a condemnation, and hereby assigns to Landlord all claims against the condemnor, including, without limitation, all claims for leasehold damages and diminution in the value of Tenant's leasehold estate.

     15.0 ENVIRONMENTAL MATTERS.

     15.1 HAZARDOUS MATERIALS

     15.1.1 Tenant shall not engage in operations at the Premises which involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of any Hazardous Materials as hereinafter defined, except new and used packaged batteries for wireless communications equipment and other substances in de minimus quantities which are stored, used, handled and disposed of in strict accordance with all Environmental Laws.

     15.1.2 Tenant further covenants that it will not cause or permit to exist, as a result of an intentional or unintentional action or omission on its part, the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping on or about the Premises of any Hazardous Materials.

     15.1.3 As between Landlord and Tenant, Landlord shall be responsible for the presence of Hazardous Materials on the Premises (if any) which first became present on the Premises prior to the date hereof. This Section 15.1.3 shall not be construed to impose liability upon Landlord to any person or entity other than Tenant.

     15.2 COMPLIANCE WITH ENVIRONMENTAL LAWS.

     15.2.1 In addition to and not in limitation of all other obligations of Tenant to comply with laws contained in this Lease or otherwise contained in this Section 15, Tenant shall comply with all Environmental Laws applicable to its use or occupancy of the Premises and with all permits, licenses, registrations, approvals or authorizations required under any Environmental Law.

     15.2.2 Upon written request of Landlord, Tenant shall cooperate with Landlord in obtaining evidence of compliance with Environmental Laws, which cooperation shall include, without limitation, providing affidavits, reports or responses to questions.

     15.3 INDEMNITY. Tenant shall indemnify and hold harmless Landlord, its successors and assigns, and any partner, shareholder, member of the board of directors, officer and any other agent or employee of Landlord or its successors or assigns (collectively, the "Indemnified Parties"), from and against any and all liability, damages, losses, claims, suits, actions, legal or administrative proceedings, interest, expenses, and attorney's fees (including any such fees and expenses incurred in enforcing this indemnity) (collectively, "Liabilities") resulting from, arising out of, or in any way connected with injury to or the death of any person (including any Indemnified Party) or physical damage to property of any kind wherever located and by whomever owned (including that of any Indemnified Party) arising out of or in any way connected with the presence on, in or under the Premises of any Hazardous Materials (other than Hazardous Materials existing on the Premises as of the date hereof or resulting from any act on the part of Landlord) or any violation by Tenant of its obligations under this Section 15. Without limiting the generality of the foregoing, Tenant shall indemnify and hold harmless the Indemnified Parties from and against all liability arising out of Tenant's generation, transportation or arrangement for the disposal of Hazardous Materials.

     15.4 LANDLORD'S RIGHT TO PERFORM. In the event of Tenant's failure to comply in full with this Section 15, Landlord may, at its option, perform any and all of Tenant's obligations as aforesaid and all reasonable costs and expenses incurred by Landlord in the exercise of this right, together with interest as set forth in Section 16.9 hereof, shall be deemed to be Additional Rent payable upon demand.

     15.5 SURVIVAL. This Section 15 shall survive the expiration or sooner determination of this Lease.

     16.0 DEFAULT OF TENANT.

     16.1 EVENTS OF DEFAULT. The following shall be "Events of Default" under this Lease:

     A. If Tenant shall fail to pay any monthly (or annual) installment of Rent or any other payment required under this Lease (including but not limited to payments required by Section 3 or subsection 16.2.1 hereof) within ten (10) days after the date Landlord has given Tenant notice that such payment is due and unpaid; provided, however, that Tenant shall be entitled to no more than two (2) notices of non-payment within any twelve month period, after which the failure of Tenant to pay Rent or any other payment when due shall be an Event of Default without notice or demand; or

     B. If Tenant shall violate or fail to perform any of the other terms, conditions, covenants or agreements herein made by Tenant, thirty (30) days after Landlord's written notice thereof to Tenant, provided that no such notice shall be required if Landlord has sent Tenant a similar notice within ninety
(90) days prior to such failure; or

     C. If Tenant abandons the Premises during the Term; or

     D. If Tenant assigns or hypothecates this Lease or any interest herein, or sublets the Premises, or any part thereof, or if Tenant attempts to do any of the foregoing, in contravention of the terms, covenants, provisions and conditions of Section 5 hereof; or

     E. Tenant's becoming insolvent, as the term is defined in Title 11 of the United States Code, entitled Bankruptcy, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"), or under the insolvency laws of any State, District, Commonwealth or Territory of the United States (the "Insolvency Laws"); or

     F. The appointment of a receiver, trustee or custodian for all or a substantial portion of Tenant's property or assets and the failure of Tenant to obtain the dismissal of such receiver, trustee or custodian within sixty (60) days after the appointment thereof, or the institution of a foreclosure action upon all or a substantial portion of Tenant's real or personal property; or

     G. The filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws or the filing of a petition for reorganization thereunder or, if Tenant is then a banking or other organization governed by special insolvency laws, the filing of an application for voluntary liquidation or dissolution applicable to banking institutions or such other institutions; or

     H. The filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is either not dismissed within sixty (60) days of filing, or results in the issuance of an order for relief against the debtor, whichever is earlier; or

     I. Any failure to perform Tenant's obligations under, or other violations of, Section 15 hereof and the failure of Tenant to cure such failure to the satisfaction of Landlord, in its sole discretion, within thirty days after the first event giving rise to such failure; or

     J. Tenant's making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

     16.2. LANDLORD'S REMEDIES. Should an Event of Default occur under this Lease, Landlord (notwithstanding any former breach of covenant or waiver thereof in a former instance), in addition to all other rights and remedies available to it by law or equity or by any other provisions hereof, may at any time thereafter pursue, once or more often, any or all of the following remedies:

     16.2.1 LIQUIDATED DAMAGES. If Landlord has elected to terminate this Lease, upon ten (10) days' notice to Tenant, declare to be immediately due and payable, as liquidated damages and not as a penalty (it being understood that such damages are foreseeable but not now readily ascertainable in amount), on account of the Rent and other charges herein reserved for the balance of the Term (taken without regard to any early termination of the Term on account of default), a sum equal to the Liquidated Damage Amount (as hereinafter defined). For purposes hereof, the Liquidated Damage Amount shall mean the net present value, discounted at a rate the discount rate of the Federal Reserve Bank of Philadelphia at the time an event becomes an Event of Default, of the aggregate of:

     A. The Basic Rent reserved for the then entire unexpired balance of the Term (taken without regard to any early termination of the Term by virtue of any default), or, if earlier, through the date which is two years after the date the Liquidated Damage Amount is paid, plus all other charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of the Term (or, if earlier, through the end of two years following the date Landlord elects to recover the Liquidated Damage Amount) which shall be capable of precise determination at the time of Landlord's election to recover the Liquidated Damage Amount; and

     B. Landlord's good faith estimate of all charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of the Term (or, if earlier, the date which is two years following the date Landlord elects to recover the Liquidated Damage Amount) which shall not be capable of precise determination as aforesaid (and for such purposes no estimate of any component of Additional Rent to accrue pursuant to the provisions of Section 3 hereof shall be less than the amount which would be due if each such component continued at the highest monthly rate or amount in effect during the twelve
(12) months immediately preceding the default; and

     C. An amount equal to the sum of the rental allowance provided to Tenant pursuant to subsection 3.1 hereof and all moving and other allowances (if any) provided by Landlord to Tenant hereunder, which, for purposes of this Section 16.2.1, shall be deemed to have been expended on the date Landlord elects to recover the Liquidated Damage Amount.

     D. If, after Landlord has elected to recover the entire Accelerated Rent Component, Landlord actually relets the Premises for the unexpired balance of the Term (taken without regard to any extension thereof which has not commenced and without regard to any early termination by reason of Tenant's default), Landlord shall remit to Tenant all sums paid under such reletting through such unexpired balance up to the amount of the Accelerated Rent Component less all repossession costs, brokerage and management commissions, operating and legal expenses and fees, alteration costs and expenses of preparation for reletting.

     16.2.2 TERMINATION OF LEASE. Whether or not Landlord has elected to recover the Liquidated Damage Amount, terminate this Lease after ten (10) days' notice to Tenant and, on the date specified in said notice, this Lease and the Term hereby demised and all rights of Tenant hereunder shall expire and terminate without any right of Tenant to save the forfeiture, and Tenant shall thereupon quit and surrender possession of the Premises to Landlord in the condition elsewhere herein required and Tenant shall remain liable to Landlord as hereinafter provided. Any acceleration of the Rent by Landlord shall not constitute a waiver of any right or remedy of Landlord, and if Tenant shall fail to pay the Liquidated Damage Amount upon Landlord's demand, then Landlord may thereafter terminate this Lease as aforesaid.

     16.2.3 SUIT FOR POSSESSION/RELETTING OF PREMISES. In any case in which this Lease shall have been terminated, or in any case in which Landlord shall have elected to recover the Liquidated Damage Amount and any portion of such sum shall remain unpaid, Landlord may, without further notice, enter upon and repossess the Premises, by due process of law, by summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Premises and may have, hold and enjoy the Premises and the rents and profits therefrom. Landlord may, in its own name, as agent for Tenant, if this Lease has not been terminated, or in its own behalf, if this Lease has been terminated, relet the Premises, or any part thereof, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the
Term) and on such terms (which may include concessions or free Rent) as Landlord in its sole discretion and good faith may determine. Landlord may, in connection with any such reletting, cause the Premises to be redecorated, altered, divided, consolidated with other space or otherwise changed or prepared for reletting. No reletting shall be deemed a surrender and acceptance of the Premises.

     16.2.4 CONFESSION OF JUDGMENT. When this Lease and the Term or any extension or renewal thereof shall have expired, or terminated on account of any default by Tenant hereunder, or upon an Event of Default, it shall be lawful for any attorney of any court of record to appear as attorney for Tenant as well as for all persons claiming by, through or under Tenant (and Tenant hereby appoints Landlord as the attorney-in-fact of Tenant, coupled with an interest in Tenant's name, place and stead as if signed and delivered by Tenant), and in any action or proceeding in any court of competent jurisdiction confess judgment in ejectment (and otherwise enter judgment for possession of the Premises) against Tenant and against all persons claiming by, through or under Tenant, for the recovery by Landlord of possession of the Premises, for which this Lease and the appointments herein shall be sufficient warrant; thereupon, if Landlord so desires, an appropriate writ of possession may issue forthwith, without any prior writ or proceeding whatsoever, and provided that if for any reason after such action shall have been commenced it shall be determined that possession of the Premises should remain in or be restored to Tenant, Landlord shall have the right for the same default and upon any subsequent default or defaults, or upon the termination of this Lease or of Tenant's right of possession as hereinbefore set forth, to bring one or more further amicable action or actions as hereinbefore set forth to recover possession of the Premises and to confess judgment (and otherwise agree on behalf of Tenant to the entry of judgment) for the recovery of possession of the Premises by Landlord as hereinbefore provided.

     In any action, a true copy of this Lease (and of the truth of the copy such affidavit or verified complaint shall be sufficient evidence) shall be sufficient warrant, and it shall not be necessary to file the original as a warrant of attorney, any rule of court, custom or practice to the contrary notwithstanding.

     TENANT ACKNOWLEDGES AND AGREES THAT THIS LEASE CONTAINS PROVISIONS UNDER WHICH LANDLORD MAY ENTER JUDGMENT BY CONFESSION AGAINST TENANT. BEING FULLY AWARE OF TENANT'S RIGHTS TO PRIOR NOTICE AND A HEARING ON THE VALIDITY OF ANY JUDGMENT OR OTHER CLAIMS THAT MAY BE ASSERTED AGAINST HIM/HER BY LANDLORD HEREUNDER BEFORE JUDGMENT IS ENTERED, TENANT HEREBY FREELY, KNOWINGLY AND INTELLIGENTLY WAIVES THESE RIGHTS AND EXPRESSLY AGREES AND CONSENTS TO LANDLORD'S ENTERING JUDGMENT AGAINST TENANT BY CONFESSION PURSUANT TO THE TERMS OF THIS LEASE.

     16.3 MEASURE OF DAMAGES. Tenant shall, with respect to all periods of time up to and including the expiration of the Term (or what would have been the expiration date in the absence of default or breach) remain liable to Landlord as follows:

     A. If Landlord has not elected to obtain the Liquidated Damage Amount, in the event of termination of this Lease on account of Tenant's default or breach, Tenant shall remain liable to Landlord as agreed liquidated damages (and not as a penalty) an amount equal to the Rent and other charges payable under this Lease by Tenant as if this Lease were still in effect, less the net proceeds of any reletting actually collected, after deducting all costs incident thereto (including, without limitation, all repossession costs, brokerage and management commissions, operating and legal expenses and fees, alteration costs and expenses of preparation for reletting), and such liquidated damages shall be payable to Landlord from time to time upon presentation to Tenant of a bill for the amount due.

     B. In the event and so long as this Lease shall not have been terminated after default or breach by Tenant, the Rent and all other charges payable under this Lease shall be reduced by the net proceeds of any reletting by Landlord (after deducting all costs incident thereto as above set forth), and any amount due to Landlord shall be payable monthly upon presentation to Tenant of a bill for the amount due.

     16.4 INTENTIONALLY OMITTED.

     16.5 NO RESPONSIBILITY TO RELET. Landlord shall in no event be responsible or liable for any failure to relet the Premises, or any part thereof, or for any failure to collect any Rent due upon a reletting except and then only to the extent required by the law of the Commonwealth of Pennsylvania.

     16.6 INTENTIONALLY OMITTED.

     16.7 JUDICIAL REMEDY. In the event of any default or occurrence by which Landlord shall have any right or remedy specified in this Lease, Landlord's rights and remedies shall be exercised in accordance with applicable Pennsylvania statutes and prevailing case law.

     16.8 LATE PAYMENT. If Tenant fails to pay any installment of Fixed Rent and/or Additional Rent (in either case in accordance with Section 3 hereof) on or before the first (1st) day of the calendar month when such installment becomes due and payable, Tenant shall pay to Landlord a late charge of six percent (6%) of the amount of such installment and, in addition, if any such installment shall be overdue for more than fifteen (15) days after notice from Landlord, interest thereon shall be charged as set forth in subsection 16.10 hereof from the date such installment became due and payable to the date of payment thereof by Tenant. Such late charge and interest shall constitute Additional Rent hereunder due and payable with the next monthly installment of Rent due, or if payments have been accelerated pursuant to subsection 16.2.1 hereof, due and payable immediately.

     16.9 RIGHT OF LANDLORD TO CURE TENANT'S DEFAULT. If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act, and charge the amount of the expense thereof, if made or done by Landlord, with interest thereon at the rate per annum which is two percent (2%) greater than the Prime Rate, from the date paid by Landlord to the date of payment thereof by Tenant; provided, however, that nothing herein contained shall be construed or implied to charge interest in excess of the maximum legal rate than allowed by law. Such payment and interest shall constitute Additional Rent hereunder due and payable with the next monthly installment of Rent; but the making of such payment or the making of such action by Landlord shall not operate to cure such default or to estop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

     16.10 INTEREST ON LATE PAYMENTS. If Rent or any sum due from Tenant to Landlord shall be overdue for more than fifteen (15) days after notice from Landlord, Tenant agrees to pay Landlord interest thereon at the rate of twelve percent (12%) per annum (or, if lower, the highest legal rate) until paid, in order to compensate Landlord for extra administrative expenses.

     16.11 EJECTMENT AND ENTRY OF JUDGMENT. The right to enter judgment against Tenant and to enforce all of the other provisions of this Lease hereinabove provided for may be exercised by any assignee of Landlord's right, title and interest in this Lease, in such assignee's own name, notwithstanding the fact that any or all assignments of said right, title and interest may not be executed and/or witnessed in accordance with the Act of Assembly of May 28, 1715, 1 Sm.L.94, and all supplements and amendments thereto that have been or may hereafter be passed, and Tenant hereby expressly waives the requirements of said Act of Assembly and any and all laws regulating the manner or form in which such assignments shall be executed and witnessed. If proceedings shall be commended by Landlord to recover possession under the Acts of Assembly, either at the end of the Demised Term or sooner termination thereof, or for non-payment of Rent or any other reasons, Tenant specifically waives the right to the three
(3) months notice and the fifteen (15) or thirty (30) days notice required by the Act of April 6, 1951, P.L. 69, and agrees that five (5) days notice shall be sufficient in either or any such case.

     16.12 REMEDIES CUMULATIVE. No right, power or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right, power or remedy herein or by law provided, but each shall be cumulative and in addition to every other right, power or remedy given herein or now or hereafter existing at law, in equity, or by statute. No single, partial or full exercise of any right hereunder by Landlord shall preclude other or further exercise thereof.

     16.13 NO WAIVER. No waiver by Landlord of any breach by Tenant of any of Tenant's obligations, agreements or covenants herein shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance, delay or failure by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights, powers or remedies with respect to any subsequent breach.


     17.0 HOLDING OVER. If Tenant retains possession of the Premises, or any part thereof, after termination of this Lease by expiration of the Term or otherwise, Tenant shall, by virtue of the provisions hereof, become a tenant by the month. Such monthly tenancy shall commence with the first day next after the expiration of this Lease. If such holding over exists with the prior written consent of Landlord, Tenant shall continue to pay rent at the greater of
(I) the Fixed Rent required under Section 3 and Additional Rent due hereunder, or (ii) a rental to be agreed to in writing between Landlord and Tenant. If such holding over exists without prior written consent of Landlord, Tenant shall pay Landlord: (I) as agreed liquidation damages (and not as a penalty) for such wrongful retention, an amount equal to one hundred fifty percent (150%) of the annual Basic Rent required under subsection 3.1 and twice the Additional Rent then in effect for the time Tenant thus remains in possession, and (ii) all other damages, costs and expenses sustained by Landlord by reason of Tenant's wrongful retention. Except as otherwise provided above with respect to the payment of Rent, Tenant shall, as a monthly tenant, be subject to all of the terms, conditions, covenants and agreements of this Lease. Where Tenant's occupancy is based upon this Section 17 and with Landlord's consent, Tenant shall give Landlord at least thirty (30) days' written notice of its intention to quit the Premises, and Tenant shall be entitled to thirty
(30) days' written notice from Landlord to quit the premises; provided, however, that if Tenant is in default hereunder, Tenant shall not be entitled to any notice to quit, the thirty (30) days' notice to quit being hereby expressly waived. Notwithstanding the foregoing provisions of this Section 18, in the event that Tenant shall hold over after the expiration of the Term without prior written permission, and if Landlord shall desire to regain possession of the Premises promptly at the expiration of the Term, then at any time prior to Landlord's acceptance of Rent from Tenant as a monthly tenant hereunder, Landlord, at its option, may forthwith reenter and take possession of the Premises or by any legal process in force in the Commonwealth of Pennsylvania.

     18.0 AMERICANS WITH DISABILITIES ACT.

     (a) Landlord makes no representation or warranty that, as of the date of this Lease of the Commencement Date, the Premises or Property is or will be in compliance with the provisions of the Americans with Disabilities Act (the "Act") or with any other existing federal, state or local laws, statutes, ordinances or requirements requiring the provision of accommodations or access for disabled or other persons (collectively with the Act and with all rules and regulations promulgated pursuant to the Act or any other such law, statute, ordinance or regulation, as the same may be amended or supplemented from time to time, the "ADA").

     (b) Tenant covenants that it will not use the Premises as a place of "public accommodation" as defined in the Act.

     (c) Tenant and Landlord acknowledge and agree that neither has any obligation to the employees of the other to assure that the building is accessible to the such employees.

     (d) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all costs, damages, liabilities, expenses (including attorneys' fees), fines, penalties, and claims of every kind and nature arising out of any failure of Tenant to comply with the ADA as set forth in this Section 18. This indemnification by Tenant shall survive the expiration or sooner termination of this Lease.

     (e) Tenant shall have no obligation to indemnify Landlord against any violation of the ADA which first occurred prior to the date of this Lease.

     19.0 QUIET ENJOYMENT. Landlord covenants that it has the right to make this Lease for the Term aforesaid, and that if Tenant shall pay the Rent and perform all of the covenants, terms, conditions and agreements of this Lease to be performed by Tenant, Tenant shall, during the Term hereby created, freely, peaceably and quietly occupy and enjoy the full possession of the Premises without molestation or hindrance by Landlord, or any party claiming through or under Landlord, subject, nevertheless, to the terms, covenants, conditions and provisions of this Lease (including, without limitation, the terms of subsection
21.2 hereof) and to all mortgages, agreements, conditions, restrictions and encumbrances of record.

     20.0 INDEPENDENT COVENANTS. The covenants and obligations of Landlord and Tenant hereunder are separate and independent from one another. Tenant's obligations to pay Rent and other amounts payable hereunder, and to perform its obligations hereunder, shall be fully enforceable and shall not be impaired or excused, notwithstanding any breach by Landlord hereunder. No Rent or other amounts payable hereunder shall be subject to reduction, delay, offset, withholding or other defense to Landlord.

     21.0 MISCELLANEOUS.

     21.1 SECURITY DEPOSIT. Tenant has deposited with Landlord the sum of Thirty-three thousand twenty-two dollars ($33,022) as a security deposit. Such security deposit (which shall not bear interest to Tenant unless required to do so by provision of law) shall be considered as security for the payment and performance by Tenant of all of Tenant's obligations, covenants, conditions and agreements under this Lease. The security deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. Within sixty (60) days after the expiration of the Term (or any renewal or extension thereof in accordance with this Lease), Landlord (provided that Tenant is not in default under the terms hereof) shall return and pay back such security deposit to Tenant, less such portion thereof as Landlord shall have retained to make good any default by Tenant with respect to any of Tenant's aforesaid obligations, covenants, conditions or agreements. In the event of any default by Tenant hereunder during the Term, Landlord shall have the right, but shall not be obligated, to apply, from time to time and without prejudice to any other remedy, all or any portion of the security deposit to cure such default, in which event Tenant shall be obligated promptly to deposit with Landlord the amount necessary to restore the security deposit to the amount held by Landlord immediately prior to such advance by Landlord. In the event of the sale or transfer of Landlord's interest in the Building, Landlord shall have the right to transfer the security deposit to the purchaser or transferee and upon such transfer Tenant shall look only to the new landlord for the return of the security deposit and Landlord shall thereupon be automatically released from all liability to Tenant for the return of or accounting for such security deposit.

     21.2 TENANT'S FINANCIAL STATEMENTS. If this lease shall be assigned or sublet in accordance with the terms of Section 5 hereof (unless such assignment is to an entity at least 51% of which is owned, directly or indirectly, by Brightpoint, Inc.), then, within ninety (90) calendar days following the end of the assignee(s)' or subtenant(s)' respective fiscal years, the assignee(s) or subtenant(s) shall deliver to Landlord a copy of the assignee(s)' or subtenant(s)' respective financial statements (consisting, at a minimum, of he assignee(s)' or subtenant(s)' respective balance sheets and income statements) for the assignee(s)' or subtenant(s)' fiscal year just ended, certified by an independent certified public accountant as presenting fairly, in all material respects, the financial position of the assignee(s) and subtenant(s) and the results of its operations in accordance with generally accepted accounting principles. In the event the assignee(s) or subtenant(s) do not have its financial statements certified by an independent certified public accountant, then the assignee(s) or subtenant(s) shall deliver to Landlord, within such ninety (90) calendar day period, copies of its financial statements for the assignee(s)' or subtenant(s)' fiscal year just ended, certified by the President or Chief Financial Officer of the assignee(s) or subtenant(s) to be true and correct and to present fairly, in all material respects, the financial position and results of operations of the assignee(s) or subtenant(s) in accordance with generally accepted accounting principles. If the assignee(s) or subtenant(s) do not make their financial statements available to the public, the assignee(s) or subtenant(s) shall have the right to require Landlord to agree to keep such financial statements confidential and not to disclose them, except to

Landlord's lenders or prospective lenders, purchasers or prospective purchasers, partners or prospective partners or other persons or entities doing business with Landlord, which business might be affected by the assignee(s)' or subtenant(s)' credit.

     21.3 NO REPRESENTATIONS BY LANDLORD. Tenant acknowledges (a) that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, easements, or licenses are acquired by Tenant except as herein expressly set forth; (b) by taking possession of the Premises, shall accept the same "as is", and such taking of possession shall be conclusive evidence that the Premises and the Building are in good satisfactory condition at the time of such taking of possession; (c) that it has been advised by Landlord and its agents that Tenant should satisfy itself with respect to the condition of the Premises, including, but not limited to, the electrical and fire sprinkler systems, security, environmental aspects, in compliance with applicable laws and the present and future suitability of the Premises for Tenant's intended use, and (d) that Tenant has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to Tenant's occupancy of the Premises or the term of this Lease.

     21.4 NO PARTNERSHIP. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of Landlord and Tenant.

     21.5 BROKERS. Tenant represents that it has dealt with no broker other than TC Northeast Metro, Inc. and Summit Realty Group ("Landlord's Broker") with regard to this Lease. Landlord shall pay Landlord's Broker a commission therefor in the aggregate amount of $151,984, one-half of which is payable upon the execution and delivery of this Lease by both parties and receipt of first month's rent and the balance of which is due on the date Tenant takes occupancy of the Premises. There shall be no commissions owed to Landlord's Broker on any renewals, extensions or expansions except as Landlord shall agree in its sole discretion. Landlord and Tenant represent and warrant that, except as set forth herein, they have not employed any broker, agent or finder in locating the Building or the Premises, or in carrying on the negotiations relating to this Lease. The parties hereto shall indemnify and hold one another harmless, from and against any claim or claims for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty by the respective indemnitors.

     21.6 ESTOPPEL CERTIFICATE. Tenant agrees, at any time, and from time to time, during the Term, upon not less than twenty (20) days' prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing which shall contain substantially the following provisions: (i) a statement that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications), (ii) a statement of the dates to which the Rent and any other charges hereunder have been paid by Tenant, (iii) a statement of whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying each such default of which Tenant may have knowledge, (iv) a statement of the address to which notices to Tenant should be sent, (v) a statement that Tenant has accepted the Premises and the improvements therein, (vi) a statement that Tenant will not attempt to terminate this Lease by reason of Landlord's default or omission without giving written notice of such default or omission to Landlord and any mortgagee, now or hereafter, of which Tenant has knowledge, and (vii) such other statement or statements as Landlord, any prospective purchaser of the Building or the Land, any mortgagee or prospective mortgagee of the Building or the Land or of Landlord's interest in either and/or any prospective assignee of any such mortgagee, may reasonably request. Tenant's failure to deliver such statement within said twenty (20) day period shall be conclusive upon Tenant that this Lease is in full force and effect and unmodified, that there are no uncured defaults in Landlord's performance hereunder, and that not more than one (1) month's rent has been paid in advance. Any such statement delivered pursuant hereto, may be relied upon by any owner of the Building or the Land, any prospective purchaser of the Building or the Land, any mortgagee or prospective mortgagee of the Building or the Land or of Landlord's interest in either, or any prospective assignee of any such mortgagee.

     21.7 WAIVER OF JURY TRIAL. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on or in respect of any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage.

     21.8 NOTICES. Any bills, statements, notices, demands, requests, consents, approvals or other communications hereunder shall be effective only if rendered or given in writing, sent by certified or registered mail, return receipt requested, first-class postage prepaid, or national overnight courier guarantying overnight delivery addressed as follows:

     A.  If to Landlord:

     Madonna Management Company, Inc.
     c/o TC Northeast Metro, Inc.
     1810 Chapel Avenue West, Suite 220
     Cherry Hill, NJ 08002

     With a copy to:

     Hangley Aronchick Segal & Pudlin
     One Logan Square, 12th Floor
     Philadelphia, PA 19103
     Attention: David M. Scolnic, Esquire

or to such other address as Landlord may designate by written notice to Tenant.

     B. If to Tenant:

     BRIGHTPOINT NORTH AMERICA, INC.
     6402 Corporate Drive
     Indianapolis, IN 46278
     Attention:  John Sullivan
     Steven Fivel, Esq.


     With a copy to:

     Karl P. Haas, Esquire
     Baker & Daniels
     300 North Meridian Street, Suite 2700
     Indianapolis, IN 46204

or to such other address as Tenant may designate by written notice to Landlord.

     Any such bill, statement, notice, demand, request, consent, approval or other communication shall be deemed to have been rendered or given on the date which is two days after deposited in certified or registered mail or one day after the date when it shall have been delivered to an overnight courier as provided herein.

     21.9 FORCE MAJEURE. In the event that Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act required to be performed hereunder by reason of Force Majeure (as defined in the next sentence), then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay, but not beyond one hundred eighty
(180) days. Force Majeure in the preceding sentence shall mean acts of God, strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive legal requirements, riots and insurrection, acts of the public enemy, wars, earthquakes, hurricanes and other natural disasters, fires, explosions, any act, failure to act or default of the other party to this Lease or any other reason beyond the control of any party to this Lease; provided, however, lack of money shall not be deemed to constitute Force Majeure, nor shall the failure of Tenant to make any payment of Rent be excused by reason of this provision.

     21.10 INVALIDITY OF PARTICULAR PROVISIONS. If any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     21.11 GENDER AND NUMBER. Feminine, neuter or masculine pronouns shall be substituted for one another and the plural and the singular shall be substituted for each other, in any place or places herein in which the context may require such substitution.

     21.12 BENEFIT AND BURDEN. The provisions of this Lease shall be binding upon, and shall inure to the benefit of, Landlord and Tenant, and each of their respective representatives, successors and assigns; provided, however, that no rights shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been made in accordance with Section 5 hereof. If Landlord conveys the Building all liability of Landlord hereunder will end at the time of sale as to all matters arising thereafter.

     21.13 SUBORDINATION. This Lease is and shall be subject and subordinate at all times to the lien of all mortgages and other encumbrances which now or hereafter encumber or otherwise affect the Land and the Building of which the Premises form a part, to the rights of the owners of the Building and the Land, and to Landlord's leasehold interest therein, and to all and any renewals, extensions, modifications, recastings or refinancing thereof, provided that the holder of any such mortgage dated after the date hereof executes and delivers an agreement in writing on such lender's standard form stating, among other things, that the holder or such mortgage will not disturb Tenant's occupancy under this Lease if Tenant is not in default of this Lease. Tenant shall, upon not less than five (5) days' prior written notice by Landlord, promptly execute, acknowledge and deliver to Landlord any written statement or agreement confirming such subordination reasonably required by Landlord or any of its lenders. Tenant agrees that in the event that any proceedings are brought for the foreclosure of any such mortgage, Tenant shall attorn to the purchaser at such foreclosure sale, if requested to do so by such purchaser, and shall recognize such purchaser as the landlord under this Lease, and Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event that any such foreclosure proceeding is prosecuted or completed.

     21.14 ENTIRE AGREEMENT. This Lease, together with the Exhibits attached hereto, contains and embodies the entire agreement between the parties hereto, and supersedes all prior agreements between the parties, no representations (prior or contemporaneous), inducements or agreements between the parties, oral or otherwise, not contained in this Lease and the Exhibits, shall be of any force or effect. This Lease may not be modified, supplemented or terminated in whole or in part in any manner other than by an agreement in writing duly signed by both parties hereto.

     21.15 CONSTRUCTION. "Landlord" means the Landlord named herein and all persons acting for it. "Tenant" means all names which appear before that term at the beginning hereof, irrespective of the pronoun used with respect to that term. Any headings preceding the text of the various Sections and subsections hereof are inserted solely for convenience of reference and shall not constitute a part of this Lease, nor shall they affect its meaning, construction or effect. If Tenant shall be more than one person or entity, the liability of all persons or entities constituting Tenant shall be joint and several

     21.16 GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     21.17 VENUE. Claims, disputes or other matters in question between Landlord and Tenant arising out of or relating to this Lease or the breach thereof shall be submitted for resolution to the United States District Court for the Eastern District of Pennsylvania, provided that, if jurisdiction cannot be had in such federal court, then the action shall be submitted to any state court in Bucks County, Pennsylvania. The parties hereto expressly consent to the jurisdiction over them of such courts and waive any defense based on lack of personal jurisdiction.

     21.18 INTENTIONALLY OMITTED.

     21.19 LANDLORD'S LIABILITY. Anything in this Lease to the contrary notwithstanding, all covenants, undertakings and agreements herein made on the part of Landlord are made and intended not as personal covenants, undertakings and agreements or for the purpose of binding Landlord personally or the assets of Landlord, except Landlord's interest in the Property and the rents, issues, and profits therefrom, but are made and intended for the purpose of binding only Landlord's interest in the Property, as the same may from time to time be encumbered. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against, Landlord or its partners, or any officers or employees thereof, or their respective heirs, legal representatives, successors and assigns on account of the Lease or on account of any covenant, undertaking or agreement by Landlord in this Lease contained.

     IN WITNESS WHEREOF, the Landlord and Tenant have executed this Lease, as a sealed instrument, on the day and year first written above.

     LANDLORD:

     MADONNA MANAGEMENT COMPANY, INC.

     By: /s/ Stephen J. Spey
         Vice President

     TENANT:

     BRIGHTPOINT NORTH AMERICA, INC.


     By: /s/ J. Mark Howell
         President

                                  EXHIBIT "B"

                                  DEFINITIONS


     All capitalized terms used but not defined in the Lease shall have the meanings set forth below.

"Additional Rent" shall mean all sums not included in Fixed Rent which Tenant is obligated to pay to Landlord or third parties from time to time pursuant to the terms of the Lease, including, but not limited to, any Operating Expense Adjustment and any Real Estate Tax Adjustment.

"Bankruptcy Code" shall mean Title 11 of the United States Code.

"Basic Rent" shall have the meaning set forth in Section 3.1, unless increased pursuant to the terms hereof.

"Building" shall have the meaning set forth in the background hereof.

"CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as the same is amended, from time to time.

"Collateral" shall have the meaning set forth in Section 21.19 hereof.

"Commencement Date" shall have the meaning set forth in Section 2.1 hereof.

"Completion Date" shall have the meaning set forth in Section 2.1 hereof.

"Common Area Expense Allowance" shall have the meaning set forth in Section
3.2.1 hereof.

"Common Areas" shall mean all areas of the Property not included as part of the Premises or any premises located on the Property and made available for rent to tenants from time to time.

"Environmental Laws" shall mean any and all existing or future federal, state and local statutes, ordinances, regulations, rules, standards and requirements, including the requirements imposed by common law, concerning or relating to industrial hygiene or the protection of health and the environment, as the same may be amended from time to time.

"Events of Default" shall have the meaning set forth in Section 16.1 hereof.

"Expense Adjustment Date" shall mean the date which is 15 days following receipt of each year's Operating Expense Statement.

"Expiration Date" shall have the meaning set forth in Section 2.1 hereof.

"Final period" shall have the meaning set forth in Section 3.2.2 hereof.

"Fixed Rent" shall mean Basic Rent, including the Operating Expense Allowance and Real Estate Tax Allowance.

"Guarantor" - Brightpoint, Inc., an Indiana corporation.

"Guaranty" - That certain Lease Guaranty executed by Guarantor in favor of Landlord of even date herewith.

"Hazardous Materials" shall have the following meaning: Any substance which is or becomes regulated under any Environmental Law, including, without limitation, any substance which is (1) gasoline, petroleum products, explosives, radioactive materials, including byproduct, source and/or special nuclear material and solid wastes, polychlorinated biphenyls or related or similar materials ("PCBs"), asbestos or material containing asbestos; (2) defined, designated or listed as a "Hazardous Substance," Hazardous Material," "Hazardous Waste" or "Industrial Waste" under any of the Environmental Laws, including, without limitation, (A) Sections 307 and 311 of the Clean Water Act, 33 U.S.C. Sections 1317 and 1321; (B) Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.
Section 9601(14) ("CERCLA"); (C) the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1812; (D) Section 1004(5) of RCRA; (E) the Pennsylvania Solid Waste Management Act (Pa. Stat. Ann. tit. 35 Section 6018.01 et seq.), (F) the Pennsylvania Clean Streams Law (Pa. Stat. Ann. tit. 35 Section Section 691.1 et seq.), (G) The Hazardous Sites Cleanup Act, 35 P.S. 6020.101-6020.1305 et seq., or (H) the regulations adopted and publications promulgated pursuant to any of the foregoing.

"Indemnified Parties" shall mean Landlord, its successors and assigns, and any partner, shareholder, member of the Board of Directors, officer and any other agent or employee of Landlord or its successors or assigns.

"Initial Term" shall mean the Term initially set forth in Section 2.1, without considering any Extension Terms.

"Insolvency Laws" shall mean the insolvency laws of any state, district, commonwealth or territory of the United States.

"Insurance Expense Allowance" shall have the meaning set forth in Section 3.2.1 hereof.

"Land" shall have the meaning set forth in the background hereof.

"Landlord" shall have the meaning set forth in the caption hereof.

"Landlord's Broker" shall mean TC Northeast Metro, Inc. and Summit Realty
Group.

"Lease" shall mean the Lease to which this Exhibit is attached, as the same may be amended from time to time in accordance with the terms thereof.

"Liquidated Damage Amount" shall have the meaning set forth in Section 16.2.1 hereof.

"Operating Expense Adjustment" shall mean the amount paid by Tenant to Landlord as Additional Rent in accordance with Section 3.2 hereof.

"Operating Expense Allowance" shall have the meaning set forth in Section 3.2.1 hereof.

"Operating Expense and Real Estate Tax Statement" shall have the meaning set forth in Section 3.2.2 hereof.

"Operating Expenses" shall mean the expenses incurred by Landlord in connection with the operation, repair, insurance and maintenance of the Property, as more particularly set forth in Section 3.2 hereof.

"Operating Year" shall mean each calendar year, or other period of 12 months as hereafter may be adopted by Landlord as its fiscal year, occurring during the term, as the same may be extended in accordance with Section 2.5.

"Premises" shall mean the approximately 100,320 rentable square feet of space identified on Exhibit "A" attached hereto and made a part hereof.

"Prime Rate" shall mean the rate announced from time to time by CitiBank, N.A., New York, New York (or its successor) on short-term unsecured loans to its largest and most credit-worthy customers (it being understood that such Prime Rate shall not necessarily be the lowest rate offered by CitiBank, N.A. to its customers).

"Property" shall have the meaning set forth in the background hereof.

"RCRA" shall mean the Resource Conservation Recovery Act, 42 U.S.C. Section 6903(5).

"Real Estate Tax Adjustment" shall have the meaning set forth in Section 3.2.2 hereof.

"Real Estate Tax Allowance" shall have the meaning set forth in Section 3.2.1 hereof.

"Real Estate Taxes" shall have the meaning set forth in Section 3.2.2 hereof.

"Rent" shall mean all amounts considered to be Fixed Rent or Additional Rent, unless the context otherwise requires, as more particularly set forth in
Section 3 hereof.

"Security Interest" shall mean the security interest granted by Tenant to Landlord pursuant to Section 21.19 hereof.

"Tenant" shall have the meaning set forth in the caption hereof.

"Tenant's proportionate share" shall have the meaning set forth in Section 3.2.1(2) hereof.

"Term" shall mean the term of this Lease, as the same may be extended from time to time.

                                  EXHIBIT "C"


     1. Complete refurbishment of existing office area including new carpet, paint and replacement of ceiling system.

     2. All HVAC, lighting, and loading doors will be serviced and delivered to tenant in good working order.

     3. Installation of metal halide lighting fixtures (400 watt or greater) which will deliver 30' candle at 36" above finished floor.

     4. Retrofit existing office area and construct new General Lunch Area (as shown on attached plan).

                                  EXHIBIT "D"

                             RULES AND REGULATIONS

     Reference is made to a certain Agreement of Lease dated ____________, (the "Lease") to which these Rules and Regulations are attached. Whenever, in these rules and regulations the word "Tenant" is used, it shall be taken to apply to and include the Tenant and his agents, employees, invitees, licensees, subtenants and contractors. The word "Landlord" shall be taken to include the employees and agents of Landlord. All other definitions of terms are as set forth in the Lease.

     1. Purpose. The following rules and regulations have been formulated for the safety and well-being of all tenants of the Building and the Property generally and to insure compliance with all municipal, insurance and other requirements. Strict adherence to these rules and regulations is necessary to guarantee that each and every tenant will enjoy a safe and unannoyed occupancy in the Building in accordance with its lease. Any continuing violation of these rules and regulations by Tenant, after notice from Landlord, shall be deemed to be an Event of Default under its Lease.

     2. Common Areas. The streets, sidewalks, pathways, entrances, passages, courts, elevators, vestibules, stairways, corridors, halls or other common areas of the Building and the Property shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Premises or other purposes for which they were constructed. Landlord shall have the right to control and operate the public portions of the Building and the Property and the facilities furnished for common use of the tenants in such manner as Landlord deems best for the benefit of the tenants generally. No Tenant shall permit the visit to the Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the common areas, entrances, corridors, elevators and other public portions or facilities of the Building and the Property. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of Landlord. Mats, trash or other objects shall not be placed in public corridors.

     3. Building Exterior; Window Covering. No awnings, room setbacks, window ledges or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. No drapes, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner, approved by Landlord. Drapes installed by Landlord for the use of Tenant or drapes installed by Tenant, which are visible from the exterior of the Building, must be cleaned by Tenant, at least once a year, without notice, at Tenant's own expense. Tenant shall not hang, drop or shake anything out of or from any window, door, stairway or parapet or down the corridors or stairs, or open any window at its Premises or in the common area of the Building.

     4. Washrooms. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, chemicals, paints, cleaning fluids or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

     5. Alterations; Sound Systems. There shall be no marking, painting, drilling into or in any way defacing the water closets, toilet rooms, walls, windows, doors or any other part of the Building or any part of the Premises visible from public areas of the Building without the consent of the Landlord. Tenant shall not fasten any article, drill holes, drive nails or screws into the walls, floors, woodwork or partitions; nor shall the same be painted, papered or otherwise covered by or in any way marked or broken without Landlord's consent. Tenant shall not construct, maintain, use or operate within the Premises any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system, except as reasonably required for its communication system and approved prior to the installation thereof by Landlord. No such loud speaker or sound system shall be constructed, maintained, used or operated outside of the Premises.

     6. Vehicles; Animals; Heating Devices; Odors; Vending Machines. No bicycles, vehicles or animals, birds or pets of any kind shall be brought into or kept in or about the Premises. No electrical heating devices shall be used without Landlord's permission or permitted by any Tenant on the Premises. No Tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises. No Tenant shall install any vending machines on its Premises, without prior consent of Landlord.

     7. Prohibited Uses. The use of the Premises by each Tenant was approved by Landlord prior to execution of the Lease and such use may not be changed without the prior written approval of Landlord.

     8. Dangerous Materials. No flammable, combustible, radioactive, infectious or explosive fluid, chemical or substance shall be brought or kept upon the Premises without the prior written approval of Landlord.

     9. Locks. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or the mechanism thereof. The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress. The Tenant shall, and shall cause its employees to, lock the doors to the Premises as they leave at the end of each working day and, if after ordinary business hours (as described in subsection 13.1 of the Lease), ascertain that the doors of the Building by which it and they leave are locked securely. The Tenant shall not secure duplicate keys for rooms or toilets except from Landlord. Each Tenant shall, upon the termination of its tenancy, restore to Landlord all keys of stores, offices, storage and toilet rooms either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys so furnished, such Tenant shall pay to Landlord the cost thereof. Tenant shall have the right to modify the locks on the Premises so long as Tenant simultaneously provides Landlord with a key therefor.

     10. Security. Landlord reserves the right to exclude from the Building at all times any person who is not known or does not give proper and satisfactory identification to the Building management, security guard on duty or security system monitor. Landlord may, at its option, require all persons admitted to or leaving the Building between the hours of 6:00 p.m. and 8:00 a.m. on Monday through Friday, and at any hour on Saturdays, Sundays and legal holidays, to register. Each Tenant shall be responsible for all persons for whom it authorizes entry into or exit out of the Building, and shall be liable to Landlord for all acts or omissions of such persons. Each Tenant, before closing and leaving the Premises at any time, shall see that all windows are closed and all lights turned off.

     11. Lodging. The Premises shall not, at any time, be used for lodging or sleeping or for any immoral or illegal purpose.

     12. Cleaning, Maintenance and Repairs. No Tenant shall obtain any services to its Premises from any entity not approved in advance by Landlord and no Tenant shall pay any employee on the Premises, except those actually working for such Tenant on the Premises.

     13. Solicitation. Canvassing, soliciting and peddling in the Building is prohibited and each Tenant shall cooperate to prevent the same.

     14. Deliveries. Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries of Tenant to the Building.

     15. Roof. No one except Landlord and its employees and agents shall be allowed on the roof of the Building without the consent of the Landlord, and Tenant shall not give such permission to his employees or other persons.

     16. Insurance Regulations. Tenant shall not do anything in the Premises, the Building or on the Property, or bring or keep anything therein which will in any way increase or tend to increase the risk of fire or the rate of fire insurance, or which will conflict with the regulations of the local Fire Department or the fire laws, or with any insurance policy on the Building or any part thereof, or with any law, ordinance, rule or regulation affecting the occupancy and use of the Premises, now existing or hereafter enacted or promulgated by any public authority or by the Board of Fire Underwriters.

     17. Signs. Tenant shall not, without prior written consent of Landlord, paint, place or erect any signs on the exterior doors or walls of the Premises.

     18. Publicity. Tenant shall not use the name of the Building or the Property in any way in connection with his business except as the address therefor. Landlord also shall have the right to prohibit any advertising by Tenant, which in Landlord's opinion, tends to impair the reputation of the Building; and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

     19. Trash Disposal and Recycling. Tenant shall at all times during the Term, or any extension or renewal thereof, fully comply with the provisions and requirements of any statute, code, ordinance, rule, regulation, order or other law, now or hereafter enacted, adopted or issued by any governmental authority having jurisdiction over the Property, pertaining to the disposal or recycling of trash and other disposable materials. In furtherance and not in limitation of the foregoing, Tenant shall, to the extent required by any such laws, separate its trash and other disposable materials into categories (i.e., paper, glass, cans, etc.), procure and maintain separate containers for the disposal of each such category of refuse, and satisfy any and all record keeping and reporting requirements established by any such laws. Tenant shall be responsible for the payment of all fines imposed as a result of its failure to comply with any aspect of applicable trash disposal and recycling laws.

     20. Waivers. Landlord may, upon request by any Tenant, waive the compliance by such Tenant with any of these rules and regulations, provided that (i) no waiver shall be effective unless signed by Landlord or Landlord's authorized agent, (ii) any such waiver shall not relieve such Tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to by Landlord, (iii) no waiver granted to any Tenant shall relieve any other tenant from the obligation of complying with the rules and regulations unless such other tenant has received a similar waiver in writing from the Landlord, and (iv) any such waiver by Landlord shall not relieve Tenant from any obligation or liability of Tenant to Landlord pursuant to the Lease for any loss or damage occasioned as a result of Tenant's failure to comply with any such rule or regulation.

     21. Regulation Changes. Landlord shall have the right to make such other and further reasonable rules and regulations as, in the reasonable judgment of Landlord, may from time to time be needful for the safety, appearance, care and cleanliness of the Building and for the preservation of good order therein. Landlord shall not be responsible to Tenant for any violation of rules and regulations by other